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                        WHITEWOOD PROPERTIES CORP.

                                  and

                       EQUITABLE OF IOWA COMPANIES








                      _____________________________

                        STOCK PURCHASE AGREEMENT
                      _____________________________








                         Dated as of May 3, 1996







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                            TABLE OF CONTENTS



1.  Sale and Purchase
    1.1  Sale and Purchase of the Shares
    1.2  Closing

2.  Representations and Warranties of the Seller
    2.1   Corporate Status
    2.2   Capitalization; Options, etc.
    2.3   Ownership of Shares, Authorization, etc.
    2.4   Subsidiaries
    2.5   No Conflicts; Consents and Approvals, etc.
    2.6   Financial Statements
    2.7   Litigation
    2.8   Brokers, etc.
    2.9   Absence of Certain Changes
    2.10  Taxes
    2.11  Material Contracts
    2.12  Compliance with Laws; Securities Laws
    2.13  Properties and Assets
    2.14  Intellectual Property
    2.15  Employee Benefit Plans
    2.16  Full Disclosure
    2.17  Exchange Agreement Obligations

3.  Representations and Warranties of the Purchaser
    3.1   Organization, Standing, etc., of the Purchaser;
          Authority for Agreements
    3.2   No Conflicts; Consents and Approvals
    3.3   Purchase for Investment
    3.4   Financial Ability to Perform
    3.5   Litigation
    3.6   Brokers

4.  Conditions to Closing
    4.1   Conditions to the Obligations of All Parties
    4.2   Conditions to Obligation of the Purchaser
          4.2.1   Accuracy of Representations and Warranties
          4.2.2   Performance
          4.2.3   Certificates of Fulfillment of Conditions
          4.2.4   Opinions of Counsel
          4.2.5   Resignations
          4.2.6   Guarantee
          4.2.7   Material Adverse Change
          4.2.8   Transfer of Assets
    4.3   Conditions to Obligation of the Seller
          4.3.1   Accuracy of Representations and Warranties
          4.3.2   Performance by the Purchaser
          4.3.3   Certificate of Fulfillment of Conditions
          4.3.4   Opinion of Counsel for the Purchaser
          4.3.5   Connecticut Arrangements

5.  Additional Covenants
    5.1   Obligations of the Parties
    5.2   Regulatory Filings and Compliance
    5.3   Publicity
    5.4   Access and Information
    5.5   Conduct of Business Prior to the Closing
    5.6   Non-Solicitation by the Purchaser
    5.7   Updating of Schedules
    5.8   Mutual Benefit Transactions
    5.9   Compliance with Investment Company Act Section 15
    5.10  Confidentiality
    5.11  Sublease
    5.12  No Solicitation
    5.13  Affiliate Contracts
    5.14  Non-Competition
    5.15  New York Subsidiary
    5.16  Capital Maintenance and Additional Borrowings
    5.17  Investment Company Matters
    5.18  Exchange Agreement Matters
    5.19  Systems Transition
    5.20  Licensing Matters
    5.21  Change of Name; Right to Use Certain Marks

6.  Taxes
    6.1   Tax Sharing
    6.2   Payments
    6.3   Returns
    6.4   Refunds
    6.5   Audits and Other Proceedings
    6.6   Conduct of Business on the Closing Date
    6.7   Section 338(h)(10) Election
    6.8   Transfer Taxes

7.  Employee Matters
    7.1   Termination of Plan Participation
    7.2   Participation in Plans of the Purchaser
    7.3   Qualified Defined Benefit Plans
    7.4   Qualified Defined Contribution Plans
    7.5   No Employment Rights
    7.6   Liabilities Under Parent Plans
    7.7   Severance Costs

8.  Indemnification
    8.1   Survival of Representations and Warranties
    8.2   Indemnification
          8.2.1   By the Seller
          8.2.2   By the Purchaser
          8.2.3   Indemnification Procedures
          8.2.4   Exchange Agreement

9.  General Provisions
    9.1   Modification; Waiver
    9.2   Entire Agreement
    9.3   Exclusivity of Representations and Warranties and
          Indemnification Provision; Relationship Between the
          Parties
    9.4   Termination
    9.5   Expenses
    9.6   Further Actions
    9.7   Post-Closing Access
    9.8   Notices
    9.9   Assignment
    9.10  No Third Party Beneficiaries
    9.11  Counterparts
    9.12  Interpretation
    9.13  Governing Law
    9.14  Consent to Jurisdiction, etc.
    9.15  Waiver of Punitive and Other Damages and Jury Trial


EXHIBIT 1  Form of Bankers Trust Guarantee

EXHIBIT 2  Drafts of Financial Statements





















































                           Table of Definitions


        The definitions of the following defined terms appear in the sections indicated below:

Term                                         Section

Accountants                                  6.3(c)
Additional Borrowings                        5.16(b)
Affiliate                                    2.11
Affiliate Services                           5.13
Affiliated Group                             2.10(a)
Annual SAP Statements                        2.6(d)
Annual Statutory Statements                  2.6(c)
Bankers Trust                                Recital
BT Delaware                                  1.2(e)
Capital Contributions                        5.16(b)
Closing                                      1.2
Closing Date                                 1.2
Code                                         2.10(a)
Company                                      Recital
Company Return                               2.10(a)
Connecticut Commissioner                     4.3.5
Damages                                      8.2.1
DSI                                          Recital
Election Forms                               6.7(b)
Employees                                    5.10(a)
ERISA                                        2.15(a)
ERISA Affiliate                              2.15(a)
Escrow Agreement                             2.17(a)
Exchange Act                                 2.1(c)
Exchange Agreement                           2.17(a)
Final Return                                 6.7(d)
Fund                                         2.10(e)
GAAP                                         2.6(i)
GAAP Statements                              2.6(a)
Golden American                              Recital
Golden American Annual Statement             2.6(c)
Golden American GAAP Statements              2.6(b)
HSR Act                                      2.5(b)
Income Tax                                   2.10(a)
Indemnitee                                   8.2.3
Indemnitor                                   8.2.3
Intellectual Property                        2.14(a)
Intellectual Property Licenses               2.14(b)
Investment Advisers Act                      2.1(c)
Investment Company Act                       2.1(e)
IRS                                          2.10(a)
Liens                                        2.2(a)
MADSP                                        6.7(a)
Managed Fund                                 5.9(i)
Monthly Statements                           5.4(b)
Mutual Benefit                               2.17(a)
New Name                                     5.21(a)
New York Golden                              5.15(a)
Non-Company Affiliate                        2.10(a)
Order                                        2.17(b)
Owned Intellectual Property                  2.14(a)
Parent Plans                                 7.1
Plans                                        2.15(a)
Purchase Price                               1.2(b)
Purchaser                                    Introduction
Purchaser Plans                              7.2
Quarterly Statement                          5.4(b)
Representatives                              5.10(a)
Revolving Credit Agreement                   1.2(c)
RIC                                          2.10(e)
SAP                                          2.6(iii)
Section 338(h)(10) Elections                 6.7
Securities Act                               2.12(b)
Security Agreement                           2.17(a)
Seller                                       Introduction
Seller's Group                               6.2(a)
Seller's Marks                               5.21(a)
Separate Account                             2.10(e)
Separate Account Annual Statement            2.6(c)
Separate Account D                           2.5(b)
Separate Account SAP Statements              2.6(e)
Series A Preferred Stock                     2.2(b)
Shares                                       Recital
Subsidiaries                                 Recital
Tax                                          2.10(a)
Tax Return                                   2.10(a)
Taxes                                        2.10(a)
Third Party                                  5.12
Trust                                        2.1(e)
7.50% Note                                   2.17(a)
































          PURCHASE AGREEMENT, dated as of May 3, 1996, between WHITEWOOD PROPERTIES CORP., a New York corporation (the "Seller"), and EQUITABLE OF IOWA COMPANIES, an Iowa corporation (the "Purchaser").

                          W I T N E S S E T H:

          WHEREAS, the Seller is a wholly-owned subsidiary of Bankers Trust Company, a New York banking corporation ("Bankers Trust");

          WHEREAS, the Seller owns all of the issued and outstanding capital stock (the "Shares") of BT Variable, Inc., a New York corporation (the "Company");

          WHEREAS, the Company owns all of the issued and outstanding capital stock of each of Golden American Life Insurance Company, a Delaware stock life insurance company ("Golden American"), and of Directed Services, Inc., a New York corporation ("DSI" and, together with Golden American, the "Subsidiaries"); and

          WHEREAS, the Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.     Sale and Purchase.

          1.1 Sale and Purchase of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2), the Seller will sell, and the Purchaser will purchase, the Shares.

          1.2 Closing. The closing of the purchase of the Shares (the "Closing") will take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at 10:00 A.M., New York time, on August 31, 1996, subject to extension as provided in Section 9.4 or at such other date and time as the parties shall have agreed to in writing (the "Closing Date"). At the Closing:

          (a) the Seller will deliver, or cause to be delivered, to the Purchaser stock certificates representing the Shares, endorsed or accompanied by stock powers in favor of the Purchaser, and accompanied by all requisite stock transfer stamps;

          (b) the Purchaser will deliver, or cause to be delivered, to the Seller by wire transfers of immediately available funds to previously designated accounts of the Seller or any subsidiary or affiliate of the Seller an aggregate of $93,000,000(the "Purchase Price");

          (c) the Purchaser will deliver, or cause to be delivered, to Bankers Trust by wire transfers of immediately available funds to previously designated accounts of Bankers Trust an aggregate of $51,000,000, representing the retirement of all amounts borrowed as of the date hereof under the Revolving Credit Agreement, dated as of October 20, 1995, between the Company and Bankers Trust Company (the "Revolving Credit Agreement"), and Bankers Trust will deliver to the Purchaser an acknowledgment of the release of the Company from such debt and the Revolving Credit Agreement will be terminated;

          (d) the Purchaser will deliver, or cause to be delivered, to Bankers Trust by wire transfers of immediately available funds to previously designated accounts of Bankers Trust or any affiliate of Bankers Trust an amount equal to the sum of all Capital Contributions
     (as defined in Section 5.16) and Additional Borrowings (as defined in
     Section 5.16) made after the date hereof pursuant to Section 5.16 hereto;
     and

          (e) the Purchaser shall enter into a sublease with Bankers Trust Delaware, Inc. ("BT Delaware"), relating to the Company's Wilmington, Delaware offices pursuant to Section 5.11 hereto.

          2. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

          2.1 Corporate Status. (a) Each of the Seller and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and to operate its properties and (iii) is duly qualified to transact business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualifications, except for such qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

          (b) Golden American is a stock life insurance company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and to operate its properties and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except for such qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole. Golden American is duly licensed in Delaware and in each of the jurisdictions listed on Schedule 2.1.(b) to engage in the business of writing insurance policies and annuity contracts of the type specified on Schedule 2.1.(b). Except as set forth on Schedule 2.1.(b), all such licenses are in full force and effect and, to the Seller's knowledge, none of the Seller, the Company, or Golden American has received any notice of, nor to the knowledge of the Seller is there any reasonable basis for, any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such license. Golden American has received oral notification from the California Department of Insurance that it does not have the status of an insurance company being commercially domiciled in California and it is not commercially domiciled in any other jurisdiction.

          (c) DSI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and to operate its properties and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualifications, except for such qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole. DSI is a registered broker/dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). DSI is a member in good standing of the National Association of Securities Dealers, Inc. and is a registered broker/dealer in good standing and a registered or licensed investment adviser in good standing in each state in which the conduct of its business requires such registration or licensing including the jurisdictions listed on Schedule 2.1(c). Except as set forth in Schedule 2.1(c), all such memberships, registrations and licenses of DSI are in full force and effect and to the Seller's knowledge, none of the Seller, the Company or DSI has received notice of, nor to the knowledge of the Seller is there any reasonable basis for, any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation, or limitation of any such memberships, registrations or licenses.

          (d) Prior to the date of this Agreement, the Seller has delivered to the Purchaser true and correct copies of the Articles of Incorporation and Bylaws of the Company and each of the Subsidiaries.

          (e) GCG Trust (the "Trust") is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all requisite power and authority to carry on its business as currently conducted and to own or lease or operate its properties, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except for such qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust is a registered investment company and in good standing in each state in which the conduct of its business requires such registration including the jurisdictions listed on Schedule 2.1(e). Except as set forth on Schedule 2.1(e), all registrations and licenses are in full force and effect and, to the Seller's knowledge, none of the Seller, the Company, Golden American or DSI has received any notice of any event, nor to the knowledge of Seller is there any reasonable basis for, an event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registration or license of the Trust.

          2.2 Capitalization; Options, etc. (a) The authorized capital stock of the Company consists of 125 shares of Common Stock, without par value, of which 100 shares are issued and outstanding and owned of record and beneficially by the Seller. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable and are free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, adverse claim or option (collectively, "Liens").

          (b)    The authorized capital stock of Golden American consists of
(i) 250,000 shares of common stock, par value $10 per share, all of which are issued and outstanding and owned of record and beneficially by the Company and (ii) 50,000 shares of preferred stock, par value $5,000 per share, of which 10,000 shares are issued and outstanding as the Series A Redeemable Preferred Stock (the "Series A Preferred Stock") and are owned of record and beneficially by the Company. All such outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all Liens.

          (c) The authorized capital stock of DSI consists of 200 shares of common stock, of which 100 shares are issued and outstanding and owned of record and beneficially by the Company. All such outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all Liens.

          (d) (i) Neither the Seller, the Company nor Golden American has granted to any person any options with respect to the Shares owned by it, and
(ii) no subscriptions, options, warrants, calls or other rights of any kind, to purchase or otherwise acquire, and no securities convertible into, capital stock of the Company, Golden American or DSI, are currently outstanding or claimed by any person.

          2.3 Ownership of Shares, Authorization, etc. The Seller is the lawful record and beneficial owner of the Shares. The Seller has full legal right, power and authority to enter into this Agreement, and subject to satisfaction of the conditions set forth in Section 4.1, the Seller has full legal right, power and authority to perform its obligations hereunder and to consummate the transactions provided for therein. The execution, delivery and performance of this Agreement has been duly authorized by the Seller's Board of Directors and its sole shareholder, which constitutes all necessary corporate action for such authorization. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations upon the availability of specific performance as a remedy. Subject to satisfaction of the conditions set forth in Section 4.1, the delivery to the Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and valid title thereto free and clear of any Lien.

          2.4 Subsidiaries. The only subsidiaries of the Company are Golden American and DSI.

          2.5 No Conflicts; Consents and Approvals, etc. (a) Subject to the conditions set forth in Section 4.1 and except as set forth on Schedule 2.5(a), the execution, delivery and performance by the Seller of this Agreement does not conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time or elections of other persons or combination thereof), or accelerate or permit the acceleration of the performance of or create an opportunity to terminate
(i) any charter or by-law provision of the Seller or the Company or any of the Subsidiaries, (ii) any contract, indenture or other agreement to which the Seller or the Company or any of the Subsidiaries is a party or by which any of them or any of their owned or leased properties are bound or (iii) any applicable law, regulation or order of any governmental authority or agency having jurisdiction over the Seller, the Company or any of the Subsidiaries, except for such conflicts, violations, breaches, defaults, accelerations or terminations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

          (b) Except as set forth on Schedule 2.5(b) no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained, by the Seller, the Company or any of the Subsidiaries in connection with the execution, delivery or performance of this Agreement or the sale of the Shares except for (i) registrations or declarations required to be made subsequent to the Closing giving notice of the transactions contemplated by this Agreement, but not entailing any requirement of consent, license, approval or authorization on the part of such governmental authority or third party, (ii) filings required with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to the extent required, (iii) the filing by Golden American of (A) a change of control report with the Florida Insurance Department pursuant to Section 624.4245 of the Florida Insurance Law, (B) an application for requalification in Michigan pursuant to Section 500.405(1) of the Michigan Insurance Code and (C) an application for relicensing in New Hampshire pursuant to Section 405.14-a of the New Hampshire Insurance Code,
(iv) (A) the affirmative vote of the variable annuity contract holders and variable life policyholders whose contracts and policies are funded by investments in the Trust approving a new Management Agreement between the Trust and DSI and new Portfolio Management Agreements between the Trust, DSI and, except as provided in Section 5.17, the Portfolio Managers (as those are defined in the currently effective Prospectus of the Trust), containing the same terms and conditions as the current Management Agreement and Portfolio Management Agreements, except for dates of execution, effectiveness and termination, and (B) the affirmative vote of the variable annuity contract holders of Golden American whose contracts are funded by investments in Golden American's Separate Account D ("Separate Account D") approving a new Management Agreement between Separate Account D and DSI and a new Portfolio Management Agreement between Separate Account D, DSI and Warburg, Pincus Counsellors, Inc., containing the same terms and conditions as the current Management Agreement and Portfolio Management Agreement, except for dates of execution, effectiveness and termination, all as required by the Investment Company Act, (v) the approval of a majority of (A) the Board of Trustees of the Trust and (B) the Board of Governors of Separate Account D, in each case, who are not "interested persons" under the Investment Company Act of new Management Agreements and Portfolio Management Agreements, as described above, and (vi) consents, licenses, approvals or filings which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Seller to consummate the transactions contemplated by this Agreement.

          2.6 Financial Statements. The Seller has delivered, or shall promptly after the execution hereof deliver, to the Purchaser:

          (a) the audited consolidated balance sheets of the Company and the Subsidiaries as at December 31, 1994 and December 31, 1995, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years ended December 31, 1994 and December 31, 1995, together with the notes thereto and the unqualified report of Ernst & Young thereon (the "GAAP Statements");

          (b) the audited balance sheets of Golden American as at December 31, 1994 and December 31, 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1994 and December 31, 1995, together with the notes thereto and the unqualified report of Ernst & Young thereon (the "Golden American GAAP Statements");

          (c) the annual statement of Golden American, including all exhibits and schedules thereto (the "Golden American Annual Statement") and the annual statement of the separate accounts of Golden American, including all exhibits and schedules thereto (the "Separate Account
     Annual Statement" and, together with the Golden American Annual Statement, the "Annual Statutory Statements") as filed with the Insurance Department of the State of Delaware for the years ended December 31, 1994 and December 31, 1995;

          (d) the audited statutory-basis balance sheets of Golden American as at December 31, 1994 and December 31, 1995, and the related statutory-basis statements of operations, capital and surplus, and cash flow for each of the years ended December 31, 1994 and December 31, 1995, together with the notes thereto and the unqualified report of Ernst & Young thereon (the "Annual SAP Statements"); and

          (e) the audited statements of assets and liabilities of the separate accounts of Golden American as at December 31, 1994 and December 31, 1995 and the related combined statements of operations and combined statements of changes in net assets for the years ended December 31, 1994 and December 31, 1995, together with the notes thereto and the unqualified report of Ernst & Young thereon (the "Separate Account SAP Statements").

          (i) The GAAP Statements present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as at the respective dates thereof and the results of their consolidated operations, changes in stockholders' equity and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except for the deviations from GAAP disclosed thereon or in the notes thereto.

          (ii) The Golden American GAAP Statements present fairly, in all material respects, the financial position of Golden American as at the respective dates thereof and the results of its operations, changes in stockholders' equity and cash flows for the respective periods then ended, in each case, in accordance with GAAP applied on a consistent basis throughout the periods indicated, except for the deviations from GAAP disclosed thereon or in the notes thereto.

          (iii) The Annual Statutory Statements, the Annual SAP Statements and the Separate Accounts SAP Statements have been prepared in accordance with accounting practices prescribed or permitted by the Department of Insurance of the State of Delaware ("SAP"), and such accounting practices have been applied on a consistent basis throughout the periods indicated, except as expressly set forth or disclosed in the respective notes thereto. The Annual SAP Statements present fairly, in all material respects, the admitted assets, reserves, liabilities, capital and surplus of Golden American as at the respective dates thereof and the results of its operations and its cash flow for the respective periods then ended, and the Separate Accounts
SAP Statements present fairly, in all material respects, the admitted assets, liabilities and surplus of the separate accounts of Golden American as at the respective dates thereof and the results of operations of such separate accounts for the respective periods then ended, in each case, in accordance with SAP. The Annual Statutory Statements complied in all material respects with all applicable laws when filed, and no material deficiency has been asserted with respect to such statements by the Department of Insurance of the State of Delaware.

          (iv) Except as set forth in Schedule 2.6(iv), neither the Company nor any Subsidiary has any material obligation or liability (including, without limitation, obligations or liabilities arising from policyholder claims or guaranty fund assessments), whether absolute, contingent, accrued or otherwise, which is not fully reflected or reserved against in the GAAP Statements, the Golden American GAAP Statements, the Annual Statutory Statements, the Annual SAP Statements or the Separate Account SAP Statements or in the notes, exhibits, schedules, and interrogatories thereto, other than obligations and liabilities which have been reasonably incurred in the ordinary course of business after December 31, 1995 and which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

          (v)    Notwithstanding anything to the contrary contained in this
Section 2.6, if the parties have elected to execute this Agreement prior to the delivery of any of the audited financial statements described above in this Section 2.6, the representations and warranties set forth above shall be deemed not to have been made with respect to such undelivered financial statements until such delivery.

          2.7 Litigation. Except as set forth on Schedule 2.7, there is no action, proceeding, investigation or claim pending or, to the knowledge of the Seller, threatened against the Company or any of the Subsidiaries or their respective assets that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations or prospects of the Company and its Subsidiaries taken as a whole or the ability of the Seller, the Company or any of the Subsidiaries to consummate the transactions contemplated by this Agreement.

          2.8 Brokers, etc. None of the Seller, the Company or the Subsidiaries has employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby except for BT Securities Corp., whose fees in respect thereof shall be paid by the Seller.

          2.9 Absence of Certain Changes. Except as set forth on Schedule 2.9, since December 31, 1995, there has been no material adverse change in the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole. Except as set forth on
Schedule 2.9 and except for the transactions permitted or contemplated by this Agreement, since December 31, 1995, neither the Company nor any of the Subsidiaries has (A) issued, purchased or redeemed any shares of its capital stock or any options, warrants or other rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock;
(B) incurred any material obligations or liabilities, whether absolute, accrued, contingent or otherwise, other than obligations and liabilities incurred in the ordinary course of business or obligations and liabilities under the contracts and commitments referred to on Schedule 2.11; (C) mortgaged, pledged or subjected to any Lien any of its assets or properties, except for any Liens incurred in the ordinary course of business; (D) acquired or disposed of any material assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, except in the ordinary course of business; (E) declared, made, paid or set apart any sum for any dividend or other distribution to its shareholders, other than dividends paid by Golden American to the Company on the Series A Preferred Stock in accordance with the Certificate of Designations for such Series A Preferred Stock; (F) entered into any material employment, severance or change of control agreement with any officer or other employee (other than any such agreement under which all payments are borne by Bankers Trust), granted any material increase in the compensation or benefits of any such officer or other employee or granted any bonus or other form of incentive compensation, in each such case, other than in the ordinary course of business consistent with past practice; (G) forgiven or cancelled any material debts or claims or waived any rights of material value, except in the ordinary course of business; or (H) conducted its business or entered into any transaction other than in the ordinary course of business; (I) incurred any material damage, destruction or loss (whether or not covered by insurance) which would adversely affect the business, financial condition or results of operations of the Company or any of the Subsidiaries; (J) amended, modified or terminated any material contract, agreement, lease, license, permit or other business arrangement, except in the ordinary course of business.

          2.10   Taxes.  (a) The following capitalized terms used in this
Section 2.10 and Article 6 shall have the meanings specified below:

          Affiliated Group. "Affiliated Group" means any combined, consolidated, affiliated or unitary tax group of which the Company or any of the Subsidiaries is or has been a member.

          Code.  "Code" means the Internal Revenue Code of 1986, as amended.

          Company Return. "Company Return" means any Tax Return required to include any information regarding the Company, the Subsidiaries, or the business or assets thereof (including without limitation information returns and reports required to be filed with respect to payments to employees, policyholders or other persons, or with respect to any pension, cafeteria, or welfare benefit plan maintained for the employees of the Company and Subsidiaries), required to be filed with respect to any period ending after September 30, 1992.

          Income Tax. "Income Tax" means any Tax computed in whole or in part by reference to net income (including all interest and penalties thereon and additions thereto).

          IRS.  "IRS" means the United States Internal Revenue Service.

          Non-Company Affiliate. "Non-Company Affiliate" means any affiliate of the Seller other than the Company and the Subsidiaries.

          Tax. "Tax" or "Taxes" means any federal, state, local or foreign income, profits, capital, premium, franchise, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, stamp, transfer, employment, unemployment insurance, social security, disability, workers' compensation, withholding or other tax, duty or other similar governmental charge (including all interest and penalties thereon and additions thereto).

          Tax Return. "Tax Return" means any federal, state, local or foreign return, report, declaration or form (including, without limitation, information returns) relating to Taxes.

          (b) All Company Returns with respect to Income Taxes and all other material Company Returns required to be filed on or before the Closing Date have been filed or will be timely filed. Except for Taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves are reflected on the most recent financial statement referred to in Section 2.6 (determined in accordance with the standards applicable to such financial statements as set forth in Section 2.6), (i) the following Taxes have (or by the Closing Date will have) been paid: (A) all Taxes shown as due on the Company Returns, (B) all material deficiencies and assessments of Taxes for any period ending after September 30, 1992 of which notice has (or by the Closing Date will have) been received by Bankers Trust, Seller, the Company, the Subsidiaries, or any Affiliated Group that are attributable to the conduct of the business or the ownership of the assets of the Company or the Subsidiaries or chargeable as a lien upon the assets thereof, and (C) all other material Taxes due and payable on or before the Closing Date for any period ending after September 30, 1992 for which neither filing of returns nor notice of deficiency or assessment is required, of which the Seller has knowledge or reasonably should have knowledge, that are attributable to the conduct of the business or the ownership of the assets of the Company or the Subsidiaries, or chargeable as a lien upon the assets thereof, and (ii) all Taxes required to be withheld by or on behalf of the Company or the Subsidiaries, or with respect to the business or assets thereof since September 30, 1992, have been withheld except for amounts which in the aggregate would not be material, and such withheld taxes have either been duly and timely paid to the proper governmental agencies or authorities or (if not yet due for payment) set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company or the Subsidiaries, as the case may be.

          (c) All Company Returns have been examined by the appropriate taxing authority, or the statute of limitations with respect to the relevant income or franchise tax liability has expired, for all tax periods through and including the tax period listed with respect to each such jurisdiction on
Schedule 2.10(c). Except as set forth in Schedule 2.10(c), (i) neither the IRS nor any other taxing authority is now asserting, or has threatened to assert, in a writing (or, to the Seller's knowledge, in other communication, including without limitation oral communication) received by the Seller, the Company or any of the Subsidiaries (or, to the Seller's knowledge, by Bankers Trust) against the Company, the Subsidiaries or any Affiliated Group, any deficiency or claim for additional Taxes attributable to the conduct of the business or the ownership of the assets of the Company or the Subsidiaries with respect to any period ending after September 30, 1992; (ii) none of the Company, any of the Subsidiaries, or any Affiliated Group, has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Taxes attributable to periods ending after September 30, 1992 for which the Company, the Subsidiaries or any Affiliated Group may be held liable, and no power of attorney with respect to any such Taxes has been executed or filed with any taxing authority, and (iii) all Tax Returns of Golden American filed with respect to any tax period ending after September 30, 1992 were prepared in a reasonably diligent manner and at the time such returns were filed all material positions taken on such returns were supported by "substantial authority" within the meaning of Code Section 6662(d)(2)(B)(i). Golden American has not filed and will not file any election pursuant to Code Section 810(b)(3) or Code Section 172(b)(3) since September 30, 1992.

          (d) To the knowledge of the Seller, (i) there is no material unpaid Tax that is or could become payable by the Company or the Subsidiaries, or that is or could become a lien on any of the assets or properties thereof, with respect to any period ending on or before September 30, 1992; (ii) all material Tax Returns required to be filed by the Company, any Subsidiary
(with respect to the assets or business of the Company or any Subsidiary) or any Affiliated Group with respect to any tax period ending on or before September 30, 1992 were accurately prepared in all material respects and have been filed; (iii) neither the IRS nor any other taxing authority is now asserting or has threatened to assert any claim for additional Taxes attributable to the conduct of the business or the ownership of the assets of the Company or any of the Subsidiaries with respect to any period ending on or before September 30, 1992; and (iv) prior to September 30, 1992, neither the Company nor any Subsidiary was included in an Affiliated Group with any entity other than the Golden Financial Group Inc., Time Insurance Company, the Mutual Benefit Life Insurance Company, Bankers Trust or any entities which were then Affiliates of such companies.

          (e) Except as listed on Schedule 2.10(e), (i) with respect to all life insurance contracts and annuity policies sold by the Company or any of the Subsidiaries (A) at the time of issuance, policies sold after September
30, 1992 and represented to policyholders as life insurance contracts were in compliance, determined in accordance with then current statutory, regulatory and judicial authority, if any, with the definition of life insurance contracts set out in Section 7702 of the Code, (B) as of the date hereof and at all times since September 30, 1992, Golden American maintained reasonable administrative procedures which are intended to ensure that all policies issued by it continue to be in compliance with the tests defining the term "life insurance contract" under Code Section 7702 and to identify when a life insurance contract issued by it becomes subject to Section 7702A of the Code,
(C) the contracts sold after September 30, 1992 and represented to policyholders as annuities qualify for tax treatment as annuities under
Section 72 of the Code, and (D) the contracts sold after September 30, 1992 as Individual Retirement Annuities or as part of a program under either
Section 403(b) or 457 of the Code comply with applicable provisions of the Code; (ii) each segregated asset account maintained by Golden American for its variable annuity contracts and variable life insurance policies
("Separate Account") is maintained in compliance with the requirements of
Section 817 of the Code; and (iii) each Fund (as defined below) operating in the United States has elected to be treated as a "regulated investment company" (a "RIC") under the Code and has, for each of its taxable years since the end of the most recent year of such Fund that has been closed and for which the statute of limitations for assessments has expired, qualified as a RIC.
"Fund" shall mean any trust, separate account or other entity registered under the Investment Company Act which invests funds held in the general account or the Separate Accounts of Golden American or to which DSI provides investment advisory services, and for which a prospectus or other offering material has stated an intention to qualify as a RIC.

          (f) Except as listed on Schedule 2.10(f), since September 30, 1992 neither the Company nor any of the Subsidiaries have been parties to any Tax sharing agreement or arrangement.

          (g) Since September 30, 1992 neither the Company nor any Subsidiary has been included in any Affiliated Group with any entity other than Bankers Trust or its Affiliates.

          2.11 Material Contracts. Schedule 2.11 contains a complete and correct list of all agreements, contracts, commitments and arrangements (whether oral or written) of the following types to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound as of the date hereof, each of which is in full force and effect, and, to the Seller's knowledge, has not been terminated and is not in default (or would not, with notice or lapse of time or action by a third party, be in default) and is a valid and enforceable obligation of the Company and the Subsidiaries, as applicable, in accordance with its terms and is free from set-off, counterclaim or defense: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money other than insurance contracts and policies, (ii) agreements between the Company or either of the Subsidiaries and insurance agents, agencies, brokers and third-party administrators, provided that as to any such agreements that conform substantially to a standard form with no material differences among them,
Schedule 2.11 lists each such form and the signatories who have entered into separate agreements corresponding to each such form, (iii) contracts for the provision of data-processing services or the development of computer software or systems or the licensing of computer software or systems, (iv) contracts limiting the freedom of the Company or either of the Subsidiaries to engage in any line of business or with any person or entity, (v) licenses of trademark, trade name and other similar property rights, (vi) brokerage agreements, distribution agreements, advisory agreements or finder's agreements, (vii) contracts to purchase or sell or lease real property,
(viii) contracts, arrangements or treaties with any party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance currently being provided directly or indirectly by Golden American or regarding the management of any portion of Golden American's business or regarding the sale by or to Golden American of its products through any other company or the sale by any other company of its products through the Company or the Subsidiaries, (ix) material contracts with any Affiliate of the Company or the Subsidiaries (other than contracts of insurance entered into in the ordinary course of business by Golden American on terms no less favorable to Golden American than would prevail in comparable arm's length transactions), (x) partnership or joint venture agreements of any kind, (xi) employment or consulting contracts and agreements with any officer or other key employee of or consultant to the Company or any Subsidiary, (xii) agreements pursuant to which the Company or any of its Subsidiaries is a guarantor or has otherwise agreed to be liable for any liability or obligation (including indebtedness) of any other person, and
(xiii) other agreements, contracts and commitments (other than annuity contracts and insurance policies issued in the ordinary course of business) that are not cancellable by the Company or the Subsidiaries on notice of 45 days or less and which involve payments to be made by the Company or the Subsidiaries after the date hereof of more than $50,000. "Affiliate" shall mean any corporation, company, entity or individual controlled by, controlling or under common control with such corporation or company.

          2.12 Compliance with Laws; Securities Laws. (a) Since September 30, 1992, none of the Company, any of the Subsidiaries or the Trust have violated, and each has complied with, any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, except for such violations or noncompliance that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as listed on Schedule 2.12(a), all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals for the conduct of the businesses of the Company and the Subsidiaries as they are presently conducted have been duly obtained and are in full force and effect, except for such permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals that the failure to obtain or be in full force would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (b) Other than as set forth on Schedule 2.12(b), the Company, each of the Subsidiaries and the Trust is in compliance in all material respects with, and has not received any notice of deficiency or non-compliance with, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Investment Company Act, the Investment Advisers Act, state securities laws to the extent that such acts and state securities laws apply and the rules and regulations thereunder and the rules and regulations of the National Association of Securities Dealers, Inc. Since September 30, 1992 neither the Company nor any of the Subsidiaries has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Act, the Exchange Act, the Investment Company Act or the Investment Advisors Act or state securities laws.

          (c) Schedule 2.12(c) contains a complete listing of each of the investment advisory firms that manage portfolios of the Trust.

          2.13 Properties and Assets. (a) Each of the Company and its Subsidiaries has good and marketable title to all properties and assets, real, personal, tangible and intangible, including, but not limited to, the Owned Intellectual Property as defined below, owned by it, free and clear of all Liens, except Liens incurred in the ordinary course of business.

          (b) Except as set forth on Schedule 2.13(b), each of the Company and its Subsidiaries has good and marketable title to all properties and assets, real, personal, tangible and intangible reflected in the December 31, 1995 GAAP Statement or acquired after December 31, 1995, except for property or assets disposed in the ordinary course of business after December 31, 1995, and except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

          (c) Except as set forth on Schedule 2.13(c), there are no assets or property (whether, real, personal, tangible or intangible) used on the date hereof by the Company or the Subsidiaries or necessary for the conduct of their respective businesses which are owned, in whole or in part, by the Seller or any of its Affiliates (including Bankers Trust and Bankers Trust (Delaware) or any of their respective Subsidiaries or Affiliates), other than the assets shown on Schedule 4.2.8 which shall be transferred to Golden American or before the Closing Date.

          2.14 Intellectual Property. (a) Schedule 2.14(a) sets forth a complete and correct list of all patents, trade names, trademarks, service marks, copyrights (including computer software other than generally available off-the-shelf computer software) or applications therefor, trade secrets and confidential business or technical information (the "Intellectual Property") owned by the Company or one of its Subsidiaries and used in the conduct of their respective businesses (the "Owned Intellectual Property"), provided, however, that Owned Intellectual Property shall include, but Schedule 2.14(a) need not disclose, trade secrets or confidential business or technical information.

          (b) Schedule 2.14(b) sets forth a complete and correct list of all written or oral licenses and arrangements, (i) pursuant to which the use by any person of Intellectual Property is permitted by the Company or any of its Subsidiaries and (ii) pursuant to which the use by the Company or any of its Subsidiaries of Intellectual Property is permitted by any person (collectively, the "Intellectual Property Licenses"). The Company has made available to the Purchaser complete and correct copies of all such Intellectual Property Licenses. Each of the Intellectual Property Licenses is in full force and effect, has not been terminated or is in default (or with notice or lapse of time or action by a third party would be in default) is valid and enforceable by the Company or any of the Subsidiaries, as applicable, in accordance with its terms and is free from set-off, counterclaim or defense. The Owned Intellectual Property and the Intellectual Property Licenses constitute all the Intellectual Property material to the conduct of the business.

          (c) To the knowledge of Seller, the conduct of the business does not infringe the rights of any third party in respect of any Intellectual Property, except as set forth on Schedule 2.14(c). To the knowledge of the Seller, none of the Owned Intellectual Property is being infringed by third parties.

          (d) Except as set forth on Schedule 2.14(d), there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of the Seller, threatened, that challenges the rights of the Company or any of its Subsidiaries in respect of any Owned Intellectual Property or Intellectual Property License, or that claims that any default exists under any Intellectual Property License, which, individually or in the aggregate, could reasonably be expected to have or result in a material adverse effect.

          (e) To the knowledge of Seller, none of the Owned Intellectual Property or the Intellectual Property Licenses is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Authority.

          (f) None of the Owned Intellectual Property has been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

          2.15 Employee Benefit Plans. (a) Schedule 2.15(a) contains a complete and correct list of each material pension, retirement, profit sharing, stock bonus, deferred compensation, medical, hospitalization, dental, vision or other health, life insurance, disability, accident insurance, severance, termination or other employee benefit plan, program or arrangement currently maintained by the Company, any of the Subsidiaries or any other trade or business, whether or not incorporated, that is treated as a single employer together with the Company (each such trade or business referred to as an "ERISA Affiliate") for the benefit of the employees of the Company or any of the Subsidiaries (the "Plans"), including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Each Plan is in compliance with ERISA and the Code, including the provisions of Section 4980B of the Code and the reporting and disclosure requirements of Title I of ERISA, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter covering the Tax Reform Act of 1986 from the Internal Revenue Service as to its qualification under the Code and, to the Seller's knowledge, no amendment to the Plan has been adopted since the date of such determination letter that could adversely affect such qualification. Neither the Company nor any of the Subsidiaries has engaged in a transaction in connection with which the Company or any of the Subsidiaries would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code. There are no material pending or, to the Seller's knowledge, threatened claims by any employee of the Company or any of the Subsidiaries involving any such Plan (other than routine claims for benefits). No Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA). The sale of the Company and its Subsidiaries to the Purchaser will not result in any liability under Section 4062(e) or Section 4063 of ERISA to the Company, its Subsidiaries or the Purchaser. As of the Closing Date, all material contributions payable by the Company and the Subsidiaries to the Plans that are required under applicable law to have been paid to such Plans have been made or accrued with respect to each Plan. As of the Closing Date, except as required by Section 4980B of the Code or disclosed on Schedule 2.15(a), there are no medical or other insurance welfare benefits provided to current or future retirees or former employees (including their dependents) of the Company or the Subsidiaries, other than any such benefits that may be provided pursuant to the Plans.

          2.16 Full Disclosure. No representation or warranty by the Seller in this Agreement and no statement contained in any Schedule or any certificate required to be delivered by the Seller pursuant hereto contains or will at the Closing contain any untrue statement of a material fact or omits or will at the Closing omit to state a material fact required to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          2.17   Exchange Agreement Obligations. (a) Except as set forth on
Schedule 2.17(a), neither the Company nor the Subsidiaries has any obligation or liability to Mutual Benefit Life Insurance Company in Rehabilitation ("Mutual Benefit") or MBL Variable, Inc. which were entered into in connection with the Exchange Agreement, dated May 19, 1992, among Samuel F. Fortunato, as Rehabilitator of Mutual Benefit, MBL Variable, Inc., Golden American, DSI and Bankers Trust (the "Exchange Agreement") and the acquisition by Bankers Trust of Golden American and DSI thereunder, except for obligations expressly set forth in the Exchange Agreement and the amendment thereto referred to in paragraph (b) of this Section 2.17 and obligations in connection with (i) the 7.50% Adjustable Principal Note due 1997 (the "7.50% Note"), (ii) the
Security Agreement, dated September 30, 1992 between Golden American and Samuel F. Fortunato, as Rehabilitator of Mutual Benefit (the "Security Agreement") and (iii) the Escrow Agreement, dated September 30, 1992 among Golden American, Bankers Trust Company, Samuel F. Fortunato, as Rehabilitator of Mutual Benefit and Chemical Bank (the "Escrow Agreement").

          (b) Prior to the date of this Agreement, the Seller has delivered to the Purchaser a true and correct copy of the Exchange Agreement and the Order entered by the Superior Court of New Jersey, Chancery Division, Mercer County, dated August 5, 1992 (the "Order"), approving the Exchange Agreement and the transactions contemplated thereby. The Exchange Agreement is in effect and has not been modified, except by Amendment No. 1 to Exchange Agree-ment, dated August 26, 1992, a true and correct copy of which has been provided to the Purchaser. To the Seller's knowledge, the Order has not been revoked, suspended or modified.

          (c) To the knowledge of the Seller, there has not been a material inaccuracy or breach of the representations and warranties made by Mutual Benefit to Bankers Trust under the Exchange Agreement.

          3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

          3.1 Organization, Standing, etc., of the Purchaser; Authority for Agreements. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Subject to satisfaction of the conditions set forth in Section 4.1, the Purchaser has full legal right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement have been duly authorized by the Purchaser's Board of Directors, which constitutes all necessary corporate action on the part of the Purchaser for such authorization. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations upon the availability of specific performance as a remedy.

          3.2 No Conflicts; Consents and Approvals. (a) Subject to satisfaction of the conditions set forth in Section 4.1, the execution, delivery and performance by the Purchaser of this Agreement will not result in any violation of (i) any charter or by-law provision of the Purchaser (ii) any contract, indenture or other agreement to which it is a party or (iii) any law, regulation or order of any governmental authority or agency having jurisdiction over the Purchaser.

          (b) No consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by the Purchaser, and no consent of any third party is required to be obtained by the Purchaser, in connection with its execution, delivery and performance of this Agreement, the purchase of the Shares and payment of the Purchase Price, except for (i) filings with respect to the HSR Act, to the extent required, (ii) the approval of the Commissioner of Insurance of the State of Delaware and, if there exists on the Closing Date a direct or indirect subsidiary of the Company which is a New York stock life insurance company, the approval of the Superintendent of Insurance of the State of New York, in each case, pursuant to the insurance holding company acts of such jurisdictions, and the approval, if any required, of the Commissioner of Insurance of the State of California and (iii) consents the absence of which would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

          3.3 Purchase for Investment. The Purchaser is acquiring the Shares for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

          3.4 Financial Ability to Perform. The Purchaser has currently available cash funds or lines of credit sufficient to consummate the transactions contemplated by this Agreement.

          3.5 Litigation. There is no action, proceeding, investigation or inquiry pending or, to the knowledge of the Purchaser, threatened against the Purchaser which questions the validity of this Agreement or the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

          3.6 Brokers. The Purchaser has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

          4.     Conditions to Closing.

          4.1 Conditions to the Obligations of All Parties. The obligations of the Purchaser and the Seller to consummate the transactions contemplated hereby at the Closing are subject to the fulfillment (or waiver by the Purchaser or the Seller as the case may be), at or prior to the Closing, of the following conditions:

          (a) there shall not be in effect any injunction, writ, temporary restraining order or any order issued by any court or governmental agency restraining or prohibiting the consummation of the transactions contemplated by this Agreement;

          (b) there shall not be pending or known to be threatened any action, proceeding or investigation by any governmental agency seeking as to any party hereto any such injunction, writ, temporary restraining order or other such order;

          (c) the approvals referred to in Sections 2.5(b) and 3.2(b), to the extent required to be obtained prior to the Closing, shall have been obtained and such approvals shall not be subject to conditions which are unreasonably burdensome to the Seller or the Purchaser or their respective affiliates, as the case may be; and

          (d) all applicable waiting periods under the HSR Act shall have terminated or expired and no objection shall have been made to the transaction by either the Federal Trade Commission or the Department of Justice.

          4.2 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment, or waiver by the Purchaser, at or prior to the Closing, of the following conditions:

          4.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct at and as of the Closing, except as affected by the transactions contemplated hereby, and each of the persons named in Section
9.12 shall have delivered to Purchaser a certificate, dated the Closing Date, to the effect that, to his actual knowledge, the representations and warranties of the Seller contained in this Agreement are true and correct at and as of the Closing, except as affected by the transactions contemplated hereby.

          4.2.2 Performance. The Seller shall have duly performed and complied, and shall have caused the Company and the Subsidiaries to duly perform and comply, in all material respects with all terms, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

          4.2.3 Certificates of Fulfillment of Conditions. The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, signed in its name by a duly authorized officer, to the effect that it has duly performed and complied with, and has caused the Company and the Subsidiaries to perform and comply with, the conditions set forth in Sections 4.2.1 and 4.2.2.

          4.2.4 Opinions of Counsel. The Purchaser shall have received opinions from Debevoise & Plimpton, counsel to the Seller, and from internal counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

          4.2.5 Resignations. The directors of the Company and each of the Subsidiaries and the trustees of the Trust who are "interested persons", as defined in the Investment Company Act, of the Trust and governors of Separate Account D who are "interested persons", as defined in the Investment Company Act, of Separate Account D specified in a notice delivered by the Purchaser to the Seller at least five days prior to the Closing shall have submitted their resignations from the Boards of Directors of the Company and each of the Subsidiaries and the Trust and the governors of the Separate Account D, as the case may be, effective as of the Closing Date.

          4.2.6 Guarantee. The Purchaser shall have received a guarantee from Bankers Trust, dated the Closing Date and substantially in the form of
Exhibit 1 hereto, guaranteeing the obligations of the Seller under this Agreement.

          4.2.7 Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, and there shall have been delivered to the Purchaser a certificate to such effect dated the Closing Date and signed by the chief executive officer and executive vice president of the Company and each of the Subsidiaries.

          4.2.8 Transfer of Assets. The assets shown on Schedule 4.2.8 shall have been transferred to Golden American, free and clear of all Liens, and without any additional consideration paid or payable by the Purchaser, the Company or the Subsidiaries, pursuant to customary transfer documents reasonably satisfactory to the Purchaser.

          4.3 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment or waiver by the Seller, at or prior to the Closing, of the following conditions:

          4.3.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct at and as of the Closing, except as affected by the transactions contemplated hereby.

          4.3.2 Performance by the Purchaser. The Purchaser shall have duly performed and complied in all material respects with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          4.3.3 Certificate of Fulfillment of Conditions. The Seller shall have received a certificate, dated the Closing Date, signed in the Purchaser's name by a duly authorized officer, to the effect that it has duly performed and complied with the conditions set forth in Sections 4.3.1 and 4.3.2.

          4.3.4 Opinion of Counsel for the Purchaser. The Seller shall have received opinions from Nyemaster, Goode, McLaughin, Voigts, West, Hansell & O'Brien, P.C., Des Moines, Iowa, and from Shaw, Pittman, Potts & Trowbridge, each acting as counsel to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Seller.

          4.3.5  Connecticut Arrangements.    The Purchaser shall have entered
into a capital maintenance agreement with Golden American or provided other substitute performance in a form satisfactory to the Insurance Commissioner of the State of Connecticut (the "Connecticut Commissioner"), and Bankers Trust shall have been released by the Connecticut Commissioner from any obligation to provide capital support to Golden American.

          5.     Additional Covenants.

          5.1 Obligations of the Parties. The Seller and the Purchaser shall, and the Seller shall cause the Company and the Subsidiaries to, (i) use their commercially reasonable efforts to consummate the transactions contemplated by this Agreement and (ii) apply for and diligently prosecute all applications for, and use their commercially reasonable efforts to obtain, such consents, authorizations and approvals to permit the consummation of the transactions contemplated by this Agreement. In order to effect such transactions, the Purchaser agrees to file the application required by
Section 3.2(b)(ii) no more than 15 days after the date hereof, and each of the Seller and the Purchaser agrees to file a Pre-Merger Notification Report form with respect to the HSR Act no more than 30 days after the date hereof.

          5.2 Regulatory Filings and Compliance. (a) Each of the parties hereto will furnish each other party hereto with such information as such party may reasonably request in connection with any application, notice or filing such party may be required to file for approval of the transactions contemplated hereby; and each of the parties hereto will cooperate with each other party to the extent such party may reasonably request, to enable such parties to obtain such approvals as promptly as practicable.

          (b) Neither party shall file, and each party hereto shall cause its Affiliates not to file, any application, notice or filing relating to the transactions contemplated by this Agreement with any governmental authority or body without affording the other party hereto a reasonable opportunity to review and comment on such application, notice or filing.

          5.3 Publicity. Each of the parties hereto agrees that it shall not and shall not permit its respective Affiliates to make any public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent (and approval of the contents thereof) of the other party hereto (which consent shall not be unreasonably withheld), unless such public statement is required by law, regulation or legal process or the rules or listing agreement of the New York Stock Exchange, Inc., in which case the party required to make such public statement shall, to the extent practicable, allow the other party reasonable time to review such statement prior to publication.

          5.4 Access and Information. (a) Through the Closing Date and upon reasonable prior notice, the Seller will, and will cause the Company and the Subsidiaries to, permit the Purchaser and its counsel, accountants and other representatives reasonable access to the properties, books and records of the Company and the Subsidiaries and will furnish to the Purchaser and its counsel within a reasonable time after request therefor such information and reports concerning such matters as the Purchaser and its counsel may reason ably request. All such information and documents obtained by the Purchaser and its representatives shall be subject to Section 5.10 of this Agreement. Prior to the Closing, with the prior consent of the Seller and accompanied by Terry L. Kendall, or his designee, such consent not to be unreasonably withheld, the Purchaser shall be entitled to contact Paine Webber, Smith Barney, other distributors, reinsurers and other parties having business relations with the Company, any of the Subsidiaries or the Trust to discuss matters related to the Company and the Subsidiaries and transactions contemplated by this Agreement.

          (b) As soon as practical following the execution of this Agreement, Seller shall provide to Purchaser the unaudited internal balance sheet and income statement of the Company and its Subsidiaries on a consolidated basis with respect to the three (3) months ended March 31, 1996 (the "Quarterly Statement"). Beginning with the month of April, 1996, the Seller will provide to the Purchaser, within 30 days after the end of each month, unaudited internal balance sheets and income statements for the Company and its Subsidiaries on a consolidated basis prepared with respect to such month (the "Monthly Statements"). Such Quarterly Statement and Monthly Statements shall be prepared on a basis consistent with that used in the preparation of previous internal statements and will not reflect any changes in accounting methods from the most recent year-end GAAP Statement. Notwithstanding the foregoing, it is understood that such Quarterly Statement and Monthly Statements will be prepared by using certain estimates which may differ from those required by GAAP.

          5.5 Conduct of Business Prior to the Closing. Between the date hereof and the Closing, except as permitted or contemplated by this Agreement or as otherwise consented to by the Purchaser in writing, such consent not to be unreasonably withheld, the Seller shall take all actions necessary:

          (a) to prevent the Company and the Subsidiaries from amending their respective Articles of Incorporation or Bylaws, declaring any dividend or making any other distribution with respect to their capital stock, except for the payment of dividends by Golden American to the Company on the Series A Preferred Stock in accordance with the Certificate of Designations for such Series A Preferred Stock; redeeming or purchasing their shares of capital stock; making any changes in their authorized capital stock or issuing any securities or options or entering into any arrangement or commitment with respect to their shares of capital stock; incurring additional or new debt for borrowed funds, except for additional amounts borrowed under the Revolving Credit Agreement; mortgaging, pledging or subjecting to Liens any of the assets of the Company or any of the Subsidiaries, except for Liens incurred in the ordinary course of business; disposing of any assets except in the ordinary course of business; other than in the ordinary course of business, consistent with past practice, granting any increase in the rate of compensation of any officer of the Company, or any of the Subsidiaries (other than any increase or severance or change of control payments that is to be borne by Bankers Trust); instituting any New
     Plans covering employees of the Company or the Subsidiaries; other than as required by applicable law, amending the terms of any of the Plans that apply to the employees of the Company or the Subsidiaries (other than any amendments to such Plans that are Parent Plans and that apply to employees of Bankers Trust generally); subject to Section 7.1, terminating the participation of the Company and the Subsidiaries in any Plan other than any such Parent Plan that is terminated as to Bankers Trust; paying any liability other than current liabilities as they become due; paying any principal indebtedness under the Revolving Credit Agreement; making any loans or advances to officers, directors, shareholders or employees other than routine advances for expenses consistent with prior policy; releasing any material claims or waiving any material rights; entering into, amending or terminating any material contract except in the ordinary course of business; amending or changing the terms of any material contract with any Affiliate of the Company or the Subsidiaries so as to increase the cost of the service provided under the contract; doing anything or omitting to do anything which may cause a material breach of any material contract to which they may be a party; guaranteeing any material obligation of any third party; entering into any transaction other than in the ordinary course of business consistent with past practice; introducing any method of accounting inconsistent with that used in prior periods, except for inconsistencies required by changes mandated by GAAP or SAP; doing anything or omitting to do anything which may cause any of the Seller's representations and warranties contained in this Agreement to become untrue, incorrect or incomplete at or prior to Closing, and

          (b)    to cause the Company and the Subsidiaries to:

                 (i) carry on their respective businesses in the ordinary course in substantially the same manner in which they previously had been conducted and, to the extent consistent with such business, use reasonable efforts to preserve intact its present business organization and to preserve its relationship with customers, agents, brokers, investment advisers, distributors and others having business dealings with them;

                 (ii) maintain their respective books of account and records in their usual, regular and ordinary manner, consistent with past practice;

                 (iii) comply in all material respects with all applicable laws and regulations applicable to the Company and each of the Subsidiaries or any of their respective properties; and

                 (iv) with respect to any declarations in interest rates or changes in commission rates for variable annuity products of Golden American to be offered prior to the Closing Date, provide notice of such declarations and changes to the Purchaser on the date such changes are instituted.

          5.6 Non-Solicitation by the Purchaser. Between the date hereof and the Closing, the Purchaser will not, and will not permit any of its Affiliates to, without the prior written consent of the Seller, hire, as an employee or consultant, or solicit the services of, any employee or former employee of the Seller, the Company or the Subsidiaries, provided that the Purchaser may, and may permit any of its Affiliates to, so hire or solicit such services after at least six months have elapsed since the termination of such former employee's services from the Seller, the Company or the
Subsidiaries.   Between the date hereof and the Closing, the Purchaser will not (i) use, and will not permit any of its Affiliates to use, any of the lists of policyholders or contract holders of either of the Subsidiaries for any purpose other than the furtherance of the respective best interests of the Subsidiaries and (ii) target any solicitation specifically to current or former policyholders of the Subsidiaries. If the parties terminate this Agreement prior to the Closing, the Purchaser will continue to be bound by the obligations set forth in this Section 5.6 for a period of 18 months from the date of termination of this Agreement.

          5.7 Updating of Schedules. From time to time prior to the Closing Date, the Seller shall amend or supplement the Schedules attached to this Agreement to reflect any events or developments that occur between the date hereof and the Closing Date and which would be required to be disclosed on such Schedules in order to make the representations and warranties of the Seller true and correct, provided, however, that no such amendment or supplement made by the Seller shall have any effect for the purpose of determining the satisfaction of the conditions to the obligation of the Purchaser hereunder or excuse the breach of a covenant of Seller hereunder, and if the Closing occurs, all such amendments or supplements made by the Seller prior to the Closing shall be deemed to have amended or supplemented the representations and warranties for all purposes hereunder.

          5.8 Mutual Benefit Transactions. (a) On or prior to the Closing Date, the Seller or the Seller's designee shall pay Golden American an amount equal to the excess of (i) funds held in escrow under the Escrow Agreement under the 7.50% Adjustable Principal Amount Note due 1997 issued by Golden American to Mutual Benefit (the "7.50% Note") over (ii) $438,636, the amount of the liability of Golden American under such Note that is carried on the 1995 Golden American GAAP Statement and shall either prepay all remaining payments under the 7.50% Note or deliver to Golden American its irrevocable undertaking in form and substance satisfactory to the Purchaser to make all such payments as they become due. In consideration of the foregoing, Golden American shall irrevocably assign, pursuant to documentation in form and substance satisfactory to Seller, to the Seller or the Seller's designee all of Golden American's right to receive any payments from the escrow account created under the Escrow Agreement. At the Closing the Purchaser shall deliver to the Seller or the Seller's designee a guarantee, in form and substance satisfactory to the Seller, of Golden American's obligations under such assignment and Seller shall deliver to Golden American, a full indemnification, in form and substance satisfactory to Purchaser, with respect to escrow fees and other obligations under the Escrow Agreement.

          5.9 Compliance with Investment Company Act Section 15. (a) The Purchaser acknowledges that the Seller has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. The Purchaser shall not take or fail to take, and shall cause the Company and the Subsidiaries not to take or fail to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby. The Purchaser shall conduct its business and shall, subject to applicable fiduciary duties, cause the Company and the Subsidiaries to conduct their respective businesses to assure that:

          (i) for a period of three years after the Closing Date, at least 75% of the members of the board of directors or trustees of each of the investment companies registered under the Investment Company Act and for which DSI acts as investment adviser or manager (each, a "Managed Fund") and for which DSI or an Affiliate of DSI continues as the investment adviser or manager after the Closing Date, are not (A) "interested persons" of the investment adviser or manager of such Managed Fund after the Closing, or (B) "interested persons" of the present investment adviser or manager of such Managed Fund; and

         (ii) there is not imposed on any of the Managed Funds an "unfair burden" as a result of the transactions contemplated by this Agreement, any payments in connection therewith or any arrangements or understandings applicable thereto.

          (b) After the Closing Date, the Purchaser shall, and shall cause the Company, the Subsidiaries and its Affiliates to, subject to applicable fiduciary duties, use their respective commercially reasonable efforts to encourage and assist each of the Managed Funds and their respective Boards of Directors or trustees to conduct the business of such Managed Funds in accordance with this Section 5.9.

          (c) The terms used in quotations in this Section 5.9 shall have the meanings set forth in Section 15(f) or Section 2(a)(19) of the Investment Company Act.

          (d) For a period of three years from the Closing Date, the Purchaser will not, and will not permit the Company or the Subsidiaries to, voluntarily engage in any transaction which would constitute an assignment of any investment advisory contract with any Managed Fund to which the Purchaser, the Company or the Subsidiaries is a party without first obtaining a covenant in all material respects the same as that contained in this Section 5.9.

          (e) Notwithstanding the foregoing, the Purchaser shall not be required to comply with the conditions of Section 15(f) of the Investment Company Act if the Purchaser and Seller are otherwise granted an exemption from the provisions of Section 15(f) of the Investment Company Act with respect to this transaction by the Securities and Exchange Commission, or if the Staff of the Securities and Exchange Commission agrees not to recommend enforcement action against the Purchaser or Seller if the Purchaser does not comply with certain provisions of Section 15(f) of the Investment Company Act with respect to this transaction, provided that any such request to the Securities and Exchange Commission staff for no enforcement action relief shall be subject to the Seller's approval, which approval may not be unreasonably withheld.

          5.10 Confidentiality. (a) Neither the Purchaser nor any of its Affiliates shall, without the prior written consent of the Seller, disclose to any person any information (whether or not such information is in written form) concerning Bankers Trust, the Seller, the Company or the Subsidiaries which has been or will be furnished to the Purchaser by Bankers Trust, the Seller, the Company or the Subsidiaries, except as required by applicable law, regulation or legal process or the rules or listing agreement of the New York Stock Exchange, Inc. except that the Purchaser may disclose such information
(i) to its and its Affiliates' directors, officers, employees (the "Employees"), and Affiliates and to the representatives of its or its Affiliates' financial, legal, actuarial, accounting or other advisors (collectively, the "Representatives") who have a need to know such information for purposes contemplated by this Agreement, provided that the Employees and the Representatives shall use such information solely for such purposes and the Representatives shall agree to keep such information confidential and to use such information solely for such purposes, (ii) if compelled by law or regulation or any court or administrative order, provided that, the Purchaser shall provide the Seller with prompt prior written notice of such requirement so that the Seller may seek a protective order or other appropriate remedy, provided further that, if the Seller is unable to obtain a protective order or other appropriate remedy, the Purchaser shall furnish only that portion of the information which the Purchaser has been advised by legal counsel is legally required to be disclosed and shall use its best efforts to obtain assurances that such information will be treated confidentially, (iii) if such information at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of disclosure directly or indirectly by the Purchaser, the Employees or the Representatives),
(iv) if such information was available to the Purchaser on a non-confidential basis from a source other than Bankers Trust, the Seller, the Company or the Subsidiaries, provided that, the source of the information was not known by the Purchaser or its employees or Representatives to be bound by a confidentiality agreement with Bankers Trust, the Seller, the Company or the Subsidiaries or (v) if such information has been independently acquired or developed by the Purchaser without violating any of its obligations under this Agreement.

          (b) The parties hereto agree that this Agreement supersedes the Confidentiality Agreement entered into by the Purchaser on February 22, 1996, and the parties further agree that the terms and provisions of this Agreement shall apply retroactively to all information described in Section 5.10(a) supplied to the Purchaser prior to the date hereof. If this Agreement is terminated, this Section 5.10 shall be in effect for a period ending on the second anniversary of such termination date. From and after the Closing Date, this Section 5.10 shall apply for a period of two years and only to information furnished to the Purchaser concerning Bankers Trust and the Seller.

          5.11 Sublease. Prior to the Closing, the Seller and the Purchaser shall agree on the terms of a mutually acceptable sublease in form and substance reasonably consistent with the terms and conditions of the lease in effect on the date hereof for the building premises presently occupied by Golden American as its principal offices in Wilmington, Delaware, a copy of which has been previously provided to the Purchaser or, if more favorable, on rental payment terms applicable to Golden American and in effect as of March 31, 1996. The parties shall cooperate to obtain any required consent of the landlord.

          5.12 No Solicitation. From and after the date hereof, neither Bankers Trust, Seller, the Company, any of the Subsidiaries nor any of their respective affiliates, officers, directors, employees, representatives or agents shall, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions with, or provide any information to, any corporation, partnership, person or other entity or group other than the Purchaser or its Affiliates (a "Third Party") concerning any sale of securities, merger, sale of substantial assets, merger, consolidation, liquidation, dissolution or similar transaction involving the Company or the Subsidiaries. Seller shall promptly inform the Purchaser of any inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which it may receive in respect to any such acquisition transaction and furnish the Purchaser a copy of such written inquiry.

          5.13 Affiliate Contracts. Promptly following the date hereof, the representatives of the Seller and the Purchaser shall meet to determine which contracts or arrangements, whether oral or written, other than the Sublease, between the Company or any of the Subsidiaries, on the one hand, and Bankers Trust or any of its affiliates, on the other hand (the "Affiliate Services"), should be terminated or continued after Closing. Each Affiliate Service contract or arrangement shall be automatically terminated, without liability to either party, if the Purchaser has not requested, at least 30 days prior to the Closing Date, that such contract or arrangement continue to be provided to the Company or any of the Subsidiaries after the Closing Date. Subject to the foregoing, the Seller agrees to provide, or to cause its Affiliates to provide, to the Company and the Subsidiaries, Affiliate Services on the same terms as such Affiliate Services are provided to the Company and the Subsidiaries on the date hereof for a period not to exceed six months after the Closing Date, unless a longer term is agreed to by the Seller and the Purchaser. Each arrangement to provide Affiliate Services shall be pursuant to a written agreement executed on or before the Closing Date.

          5.14 Non-Competition. For a period of two years following the Closing Date, neither Bankers Trust nor any of its Affiliates shall engage directly or indirectly in the offer or sale to the public through Smith Barney or Paine Webber of variable annuities or variable life insurance contracts or any similar products that are substantially similar to the products currently being offered and sold by Golden American on the date hereof, it being understood, however, that the provision of investment management, advisory, custodial, data processing, voice response or other similar services by Bankers Trust or any of its affiliates shall not constitute a direct or indirect offer or sale of such products by Bankers Trust or its affiliates.

          5.15 New York Subsidiary. (a) Prior to the Closing, the Seller shall, and shall cause Golden American to, use its commercially reasonable efforts to license a newly-created subsidiary ("New York Golden") as a stock life insurance company in the State of New York with the authority to sell life insurance and annuities.

          (b) Subject to Section 5.16, the Company and the Subsidiaries may take all necessary corporate actions, including, but not limited to, the making of capital contributions or the issuance of preferred stock, to ensure the appropriate capitalization of New York Golden.

          5.16 Capital Maintenance and Additional Borrowings. (a) Subject to the conditions set forth in this Section 5.16, Bankers Trust, or its affiliates, may make Capital Contributions (as defined below) to the Company and the Company may make Additional Borrowings (as defined below) (i) if required (A) by the Letter Agreement, dated September 30, 1992, between Golden American and Bankers Trust (B) by the capital maintenance agreement with the Connecticut Commissioner, (C) as a condition to the licensing of New York Golden or (ii) as otherwise appropriate to carry on the business of the Company or the Subsidiaries.

          (b) Prior to the Closing, Seller shall use its commercially reasonable efforts to cause the Company and the Subsidiaries to operate their businesses in order to minimize the amount of (i) capital contributions from Bankers Trust or any of its Affiliates to the Company, the Subsidiaries or New York Golden ("Capital Contributions") and (ii) additional borrowings under the Revolving Credit Agreement ("Additional Borrowings"). In furtherance of the foregoing, the Company will satisfy its need for capital and operating funds, first, by entering into the transactions contemplated by Section 5.8, and only thereafter, through Capital Contributions or Additional Borrowings.

          (c) No Capital Contribution or Additional Borrowings shall be made without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

          5.17 Investment Company Matters. (a) Within 45 days from the date hereof, the Purchaser shall notify the Seller of (i) the portfolio managers, if any, who have been designated by the Purchaser to replace Bankers Trust as the current Portfolio Managers of the Limited Maturity Bond Series and the Liquid Asset Series portfolios of the Trust and (ii) the person or persons, if any, who are "interested persons" as defined in the Investment Company Act, of the Purchaser, the Company or the Subsidiaries and who have been designated by the Purchaser to be elected to the Board of Trustees of the Trust or the Board of Governors of Separate Account D.

          (b) In connection with seeking the approvals required by Section 2.5(b)(iv), the Seller shall use commercially reasonable efforts to obtain, conditionally subject to the Closing, the affirmative vote of the variable annuity contract holders and variable life policyholders whose contracts and policies are funded by investments in the Trust or Separate Account D, as the case may be, (i) approving new portfolio management agreements with portfolio managers, if any, designated by the Purchaser and (ii) electing the person or persons, if any, designated by the Purchaser to the Board of Trustees of the Trust or the Board of Governors of Separate Account D.

          (c) All actions by the Purchaser pursuant to this Section shall be in accordance with the provisions of the Investment Company Act.

          5.18 Exchange Agreement Matters. At the Closing, Bankers Trust shall deliver to the Purchaser, (i) a full release of Golden American and DSI from any obligations to Bankers Trust by reason of representations and warranties made pursuant to the Exchange Agreement or the sale of Golden American and DSI to Bankers Trust thereunder, (ii) a full indemnification of Golden American with respect to the Security Agreement executed pursuant to the Exchange Agreement and (iii) partial assignment of Bankers Trust's right to seek indemnity from Mutual Benefit under the Exchange Agreement (but only to the extent necessary to enable Golden American or DSI to obtain such indemnity based on a breach of a representation, warranty or covenant by Mutual Benefit which results in loss, liability or damage to the Purchaser, Golden American or DSI and without prejudice to Bankers Trust's rights to indemnification by Mutual Benefit for losses of any nature, whether direct or indirect, suffered by Bankers Trust) all of the foregoing to be in form and substance satisfactory to Purchaser.

          5.19 Systems Transition. At the expense of Purchaser, Seller and Purchaser shall cooperate prior to Closing to develop plans for the orderly integration of the information systems of Golden American and the Purchaser upon Closing; provided that such cooperation between Seller and Purchaser shall not unreasonably interfere with the conduct of the business of Seller. In the event Closing does not occur, Seller and Purchaser shall each return to the other all confidential information and software acquired in connection with such cooperation and neither party shall have any further right to use such information or software of the other.

          5.20 Licensing Matters. Between the date hereof and the Closing Date, Seller shall use commercially reasonable efforts to cure the Florida and Massachusetts licensing deficiencies identified in Schedule 2.1 (b) and shall bear the costs of any fines or penalties (whenever incurred) resulting from such deficiencies.

          5.21 Change of Name; Right to Use Certain Marks. (a) On or prior to the Closing Date, Seller shall cause the Company to file a charter amendment, effective upon the Closing Date or within one day thereafter, changing the name of the Company to a name selected by the Purchaser (the "New Name"). The Purchaser shall notify Seller of the New Name not less than ten days prior to the Closing Date, and such New Name shall not include or be similar to any trademarks, logos, service marks, brand names or trade, corporate or business names employing the name "Bankers Trust" or any part or variation thereof, including the name "BT" or any trademarks, logos, service marks, brand names or trade, corporate or business names confusingly or misleadingly similar thereto (collectively, the "Seller's Marks").

          (b) It is expressly agreed that the Purchaser is not purchasing or acquiring any right (except as specifically contemplated in this Section 5.21), title or interest in the Seller's Marks. To the extent the Seller's Marks are used by the Company or its Affiliates on any materials constituting their properties and assets, including any stationery, signage, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, software or like materials or appear on the Company's inventory (including work-in-process and inventory on order) at the Closing Date, as promptly as practicable, but in no event later than 30 days following the Closing Date, the Purchaser shall, and shall cause the Company and its Affiliates to, remove, strike over or otherwise obliterate all the Seller's Marks from all such materials; provided that nothing in this Section shall be construed to require the Purchaser or the Company or its Affiliates to cause policyholders or contract or certificate holders of Golden American to take any action with respect to property of the Company or its Affiliates in the possession of any such policyholders or contract or certificate holders; and, provided further, that Golden American shall have the right to continue to use its existing policy forms, contracts and certificates containing Seller's Marks for the time reasonably required by Golden American to take any required regulatory action to change or refile its policy forms, contracts and certificates to delete any reference to Seller's Marks. The Purchaser agrees than none of it, the Company or any of its Affiliates shall make any use of the Seller's Marks after the expiration of 30 days after the Closing Date; except as necessary to permit Golden American a reasonable time to take any required regulatory action to change or refile its policy forms, contracts or certificates to delete any reference to "Seller's Marks."

          6.     Taxes.

          6.1 Tax Sharing. Between the date hereof and the Closing, the Seller shall, and shall cause its Affiliates to, continue the current tax sharing agreements and arrangements in effect between the Seller and any Non-Company Affiliates, on the one hand, and the Company and the Subsidiaries on the other, including, without limitation, the current practice pursuant to which payments are made to the Company, on a quarterly basis, with respect to Income Tax benefits generated by the Company and DSI. Within 45 days after the Closing Date, the Purchaser shall cause the Company to submit to the Seller for its review a report setting forth the Company's computation of any amounts payable and not previously paid pursuant to such arrangements with respect to the tax period ending on the Closing Date, prepared (i) on a basis consistent with that previously used in computing such amounts; (ii) without regard to the consequences of the Section 338(h)(10) Elections; (iii) without regard to tax deductions, if any, attributable to payments made or borne by the Seller or any Non-Company Affiliates, including, without limitation, any tax deductions attributable to payments to employees described in clause (F) of Section 2.9 or Sections 5.5(a) or 7.2 of this Agreement and (iv) taking into account any other appropriate adjustments agreed to by the Purchaser and the Seller. Any disagreement regarding such computation shall be resolved as
described in clause (c) of Section 6.3.   Subject to the resolution of any
disputes, Seller shall promptly pay to the Company (or the Company shall promptly pay to the Seller) any amounts shown as due pursuant to such computation. Except as otherwise provided in this paragraph, on the Closing Date, all Tax sharing agreements and arrangements between the Company or any of the Subsidiaries, on the one hand, and the Seller or any of the Non-Company Affiliates, on the other hand, shall be terminated and no additional payments shall be made thereunder.

          6.2 Payments. (a) The Seller's Responsibility. The Seller shall pay or cause to be paid (without duplication of amounts otherwise payable, and excluding any interest, penalties and additions to tax arising from any act or omission after the Closing by the Purchaser, the Company or any of the Subsidiaries if such act or omission was not caused by an act or omission of the Seller or any Non-Company Affiliate) (i) all federal Income Taxes payable with respect to the Company or any of the Subsidiaries reportable on any consolidated federal Income Tax Return of the consolidated group of which the Seller is a member (the "Seller's Group"), (ii) all state, local and foreign Income Taxes with respect to which the Company or any of the Subsidiaries has filed or is required to file pursuant to Section 6.3(a) a combined, consolidated or unitary state, local or foreign Income Tax Return with the Seller or any of the Non-Company Affiliates, payable with respect to the Company and such Subsidiaries for all periods ending on or prior to the Closing Date, (iii) all other Taxes payable by the Company or DSI with respect to any tax period or portion thereof beginning after September 30, 1992 and ending on or before December 31, 1995, for which appropriate reserves and accruals are not reflected on the financial statements for the year ended December 31, 1995 provided to the Purchaser pursuant to in Section 2.6(a) of this Agreement; (iv) all other Taxes payable by the Company or DSI with respect to any tax period beginning on or after January 1, 1996 and ending on the Closing Date (or the period up to and including, without limitation, the Closing Date for any such tax period beginning before and ending after the Closing Date), for which appropriate reserves and accruals are not reflected on the Monthly Statements provided to the Purchaser pursuant to Section 5.4(b) of this Agreement; (v) all Taxes attributable to the Section 338(h)(10) Elections (as defined in Section 6.7) for which Seller is responsible pursuant to the first sentence of Section 6.7(d) of this Agreement; and (vi) all Taxes for which the Company or any of the Subsidiaries may be held liable pursuant to Section 1.1502-6(a) of the Income Tax Regulations or pursuant to any similar provision of any state, local or foreign law as a member of any Affiliated Group of which the Seller or any Non-Company Affiliate is or was a member. For purposes of clause (iv) above and Section 6.7(d) any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date shall be apportioned between the portion of such period ending on the Closing Date and the portion of such period beginning on the day immediately after the Closing Date based on the actual activities of the Company and the Subsidiaries as determined from the books and records of the relevant entity for such partial period, with appropriate adjustments to ensure that the sum of the Tax amounts determined for both portions of a period shall be equal to the amount of the Taxes for the entire period.

          (b) The Purchaser's Responsibility. Subject to the obligations of the Seller with respect to the Section 338(h)(10) elections described in
Section 6.7 below, the Purchaser shall pay or cause to be paid all Taxes payable with respect to the Company or any of the Subsidiaries that are not described as being the responsibility of the Seller in Section 6.2(a).

          6.3 Returns. (a) The Seller's Responsibility. The Seller and the Purchaser shall cause the Company and the Subsidiaries, to the extent permitted by law, to join, for all taxable periods ending on or prior to the Closing Date, in (i) the consolidated federal Income Tax Returns of the Seller's Group and (ii) the combined, consolidated or unitary Tax Returns for state, local and foreign Income Taxes of or including the Seller or any Non-Company Affiliate with respect to which the Company or any of the Subsidiaries (x) filed such a return for the most recent taxable period for which a return has been filed prior to the Closing Date and may file such a return for subsequent taxable periods or (y) is required to file such a return. The income, deductions and credits of the Company and such Subsidiaries for periods ending on or prior to the Closing Date shall be included in the consolidated federal Income Tax Returns of the Seller's Group and in such combined, consolidated and unitary Returns where applicable. The Seller shall file, or cause to be filed, all other returns relating to the business or assets of the Company and the Subsidiaries required to be filed on or before the Closing Date.

          (b)    The Purchaser's Responsibility.  Subject to the provisions of
Section 6.7, the Purchaser shall file, or cause to be filed, all Tax Returns relating to the business or assets of the Company and the Subsidiaries other than those returns described as the responsibility of the Seller in Section 6.3(a). The income, deductions and credits of the Company and the Subsidiaries, other than those required to be included in the returns described in Section 6.3(a), shall be included in the returns described in the immediately preceding sentence, including, without limitation, (i) items for periods ending on or prior to the Closing Date with respect to Income Taxes that are not required to be included in combined, consolidated or unitary returns or in returns required to be filed on or before the Closing Date pursuant to Section 6.3(a) and (ii) all items for periods beginning after the Closing Date.

          (c) Cooperation. The Seller and the Purchaser shall and shall cause their respective Affiliates to, as and to the extent reasonably requested by the other party, cooperate in connection with the filing of Tax Returns and the conduct of Tax audits. Such cooperation shall include the retention for a period of at least 5 years following the Closing Date and (upon the request and at the expense of another party) the provision of tax records and information which are reasonably relevant to the filing of Tax Returns or any audit, litigation or other proceeding relating thereto. After the Closing Date each Income Tax Return and report (including, without limitation, any amended return) prepared or caused to be prepared by the Purchaser, the Company or any of the Subsidiaries with respect to the Company or any of the Subsidiaries which relates to any period that includes days on or before the Closing Date shall be subject to pre-filing review by the Seller and, in the event of any disagreement between the Purchaser, on the one hand, and the Seller, the Company or any of the Subsidiaries, on the other hand, such disagreement shall be resolved by the national tax office of Ernst & Young LLP or another nationally recognized accounting firm mutually acceptable to the Seller and the Purchaser (the "Accountants"), and any such determination by the Accountants shall be final. The fees and expenses of the Accountants shall be borne equally by the Purchaser and the Seller. Unless otherwise agreed to by the parties, Tax Returns and reports subject to such pre-filing review shall be submitted by the Purchaser, the Company and the Subsidiaries to the Seller at least 45 days prior to the due date (including extensions) of such Tax Return or report and the Seller shall either complete its review or provide written comments on such Tax Return or report within 15 days of receipt of such Tax Return or report.

          6.4 Refunds. Subject to the provisions of this Section 6.4, (a) the Seller shall be entitled to retain, or receive immediate payment from the Company or the Purchaser of, any refund or credit with respect to Taxes (including, without limitation, refunds and credits arising by reason of amended Returns filed after the Closing Date), plus any interest received with respect thereto from the applicable taxing authorities, relating to the Company or any Subsidiary that are described as being the responsibility of the Seller in Section 6.2(a), and (b) the Purchaser or the Company shall be entitled to retain, or receive immediate payment from the Seller of, any refund or credit with respect to Taxes, plus any interest received with respect thereto from the applicable taxing authorities, relating to the Company or any Subsidiary that are described as being the responsibility of the Purchaser in Section 6.2(b), provided that neither the Company nor any Subsidiary shall elect to carry back any item of loss, deduction or credit from a return described as being the responsibility of the Purchaser in
Section 6.3(b), to a return described as being the responsibility of the Seller in Section 6.3(a) (other than the last sentence thereof), and the Purchaser shall indemnify and hold the Seller and its Affiliates harmless from and against any loss attributable to any such carry back election, including, without limitation, any loss of use of foreign tax credits attributable to any such carry back election. The Purchaser and the Seller shall cooperate, and the Purchaser shall cause the Company and the Subsidiaries to cooperate with the Seller, with respect to claiming any refund or credit with respect to Taxes referred to in this Section 6.4. Such cooperation shall include providing all relevant information available to the Seller or the Purchaser (through the Company or otherwise), as the case may be, with respect to any such claim; filing and diligently pursuing such claim (including by litigation, if appropriate); paying over to the Seller or the Purchaser, as the case may be, and in accordance with this provision, any amount received by the Purchaser (or the Company or any of the Subsidiaries) or the Seller or its Affiliates, as the case may be, with respect to such claim; and, in the case of the party filing such a claim, consulting with the other party prior to agreeing to any disposition of such claim, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. The party that is to enjoy the economic benefit of a refund under this Section 6.4 shall bear the out-of-pocket expenses of the other party reasonably incurred in seeking such refund.

          6.5 Audits and Other Proceedings. Following the Closing Date, the Seller shall, and shall be furnished by the Purchaser, the Company or a Subsidiary, as the case may be, with powers of attorney, or any other document or authorization necessary or appropriate to enable it to, control the conduct of all stages of any audit or other administrative or judicial proceeding with respect to Taxes for which the Seller is liable pursuant to Section 6.2(a) or
Section 6.7 and the Purchaser shall control the conduct of all other audits or administrative or judicial proceedings with respect to the Tax liability of the Company and the Subsidiaries for any tax period or portion thereof. Subject to such control:

          (i) With respect to any audit or other proceeding that it controls, the Seller (x) shall give prompt notice to the Purchaser of any Tax adjustment proposed in writing pursuant to any audit or other proceeding controlled by the Seller with respect to the assets or activities of any of the Company or the Subsidiaries, (y) upon the Purchaser's reasonable request shall discuss with the Purchaser and the Purchaser's tax advisors the position that it intends to take regarding any issue concerning such assets or activities, and (z) shall not, and shall not permit any of its Affiliates to, enter into any settlement or agreement in compromise of any proposed adjustment which purports to bind the Purchaser, the Company or any Subsidiary with respect to any Tax period ending after the Closing Date without the express written consent of the Purchaser, which consent shall not be unreasonably withheld, and

          (ii) The Purchaser (x) shall give prompt notice to the Seller of the commencement of any audit or other proceeding which could reduce the amount of any net operating losses, net capital losses, tax credits or other federal, state or local tax benefits (or any carryforwards of such amounts) available to the Company or any Subsidiary as of the Closing Date or could give rise to a claim for payment against the Seller under this Agreement; (y) with respect to any audit or proceeding controlled by the Purchaser, shall afford the Seller and its tax advisors a reasonable opportunity to participate in the conduct of any administrative or judicial proceeding regarding a proposed adjustment described in clause
     (x) above including, without limitation, the right to participate in conferences with taxing authorities and submit pertinent material in support of the Seller's position, and (z) shall not, and shall not permit any of its Affiliates to, accept any proposed adjustment or enter into any settlement or agreement in compromise which would result in the reduction of any tax benefit or carryforward described in Clause (x) above or in a claim for indemnification against the Seller pursuant to this agreement without the Seller's express written consent which shall not be unreasonably withheld.

          6.6 Conduct of Business on the Closing Date. Notwithstanding any other provision of this Agreement, the Purchaser shall be responsible for, and neither the Seller nor any of the Non-Company Affiliates shall bear, any Taxes that arise due to the failure, following the Closing, of the Purchaser to cause the Company and the Subsidiaries to carry on their business on the Closing Date only in the ordinary course and in substantially the same manner as heretofore conducted.

          6.7 Section 338(h)(10) Election. The Seller and the Purchaser shall make and shall cause their respective Affiliates to make a joint election pursuant to Section 338(h)(10) of the Code (and any corresponding provision of state or local law) with respect to the purchase and sale of the Company and each of the Subsidiaries hereunder (the "Section 338(h)(10) Elections") in the manner described in this Section 6.7.

          (a) Not less than 30 days prior to the Closing Date, the Purchaser shall provide to the Seller a proposed allocation of the "modified aggregate deemed sales price" ("MADSP") for the deemed sale of assets resulting from the making of the Section 338(h)(10) Elections with respect to the Company and the Subsidiaries. For purposes of such allocation (and for all other Tax and accounting purposes of the Purchaser and Seller and their Affiliates), the Purchase Price (and any liabilities of the Company and the Subsidiaries taken into account for purposes of determining MADSP) shall be allocated among the Company and the Subsidiaries in accordance with Schedule 6.7 hereto. If the Seller does not object within 10 business days after its receipt of the Purchaser's proposed allocation, such allocation shall be treated as the agreed final allocation. If the Seller objects in writing to the Purchaser's proposed allocation within 10 business days after the receipt thereof, the Purchaser and the Seller shall use their best efforts to agree on an allocation. If the parties cannot, within 5 business days, agree to an allocation, such disagreement shall be resolved by the Accountants, provided that any such dispute shall be resolved in favor of the Purchaser unless the Accountants determine (i) that the allocation has not been prepared in a manner consistent with Schedule 6.7 hereto or (ii) that there is no reasonable basis for the Purchaser's position. Following the resolution of any such dispute, such allocation shall be the final agreed allocation.

          (b) On or before the Closing Date, the Seller and the Purchaser shall execute and shall cause their respective appropriate Affiliates to execute with respect to the Company and each of the Subsidiaries four (4) copies of (i) Internal Revenue Service Form 8023-A, including all attachments, and any comparable election forms required under relevant state or local law (the "Election Forms") prepared in a manner consistent with the final agreed allocation, and, in all other ways satisfactory in form and substance to the Seller and the Purchaser. Such forms shall be filed with the Internal
Revenue Service and any other appropriate taxing authority not less than 60 days before the last date for the filing thereof or, if earlier, not less than 30 days prior to the due date for filing the Final Return (including any available automatic extensions). Prior to the filing of such Election Forms, the Seller and the Purchaser agree and shall cause their respective
Affiliates to agree to cooperate (i) in the preparation of revised attachments to such Election Forms and to make any corrections, amendments or supplements thereto which are mutually acceptable to the parties and may be required by law or otherwise necessary to complete the making of the Section 338(h)(10) Elections and (ii) to prepare and timely file any additional forms or attachments as may be required under state or local law to make any comparable elections thereunder.

          (c) Except as otherwise provided in clause (b) above, the Purchaser, Bankers Trust and the Seller shall not take, and shall not permit any of their Affiliates to take, any action to modify the Election Forms following the execution thereof, or to modify or revoke the Section 338(h)(10) Elections following the filing of the Election Forms, without the written consent of the other. The Purchaser, Bankers Trust and the Seller shall, and shall cause their respective Affiliates to, prepare and file all Tax and financial returns, reports and declarations in a manner consistent with the information contained in the Election Forms as filed, including the final agreed allocation, unless otherwise required by a change in Tax law or financial reporting requirements.

          (d) Notwithstanding any other provision of this Agreement, the Seller shall be responsible for, and shall indemnify and hold harmless Purchaser and its Affiliates (including the Company and the Subsidiaries) from and against, all Taxes of the Seller, the Company, the Subsidiaries or any Affiliated Group, arising in any taxable period that includes the Closing Date, that result from the deemed sales of assets occurring as a result of the making of the Section 338(h)(10) Elections. Notwithstanding any other provision of this Article 6, the Seller shall prepare the final Tax Return
(as defined in Treas. Reg. 1.338-1(c)(6)), or any comparable provision of state or local law (the "Final Return") of Golden American for the tax period ending on the Closing Date. Each Final Return shall be prepared in a manner that is consistent with the requirements of Treas. Regs. 1.338(h)(10) and is otherwise consistent with the last previous returns filed in respect of Golden American. Each Final Return shall be subject to pre-filing review by the Purchaser and any disagreement shall be resolved as described in clause
(c) of Section 6.3, provided that any dispute regarding the reporting of the consequences of the Section 338 (h)(10) Elections shall be resolved in favor of the Seller unless the Accountants shall determine that (i) such reporting is not consistent with the Election Forms or the final agreed allocation, or
(ii) there is no reasonable basis for the Seller's position. Prior to the due date for the filing of such Final Return, the Seller shall pay to Golden American an amount equal to all Taxes reported as due on such Final Return that are attributable to the deemed sale of assets occurring as a result of the Section 338(h)(10) Elections. Subject to the pre-filing review described above and the resolution of any disputes, Golden American shall execute and file such Final Return as prepared by the Seller and, provided that it shall have received from the Seller the amount described in the preceding sentence, shall pay all Taxes shown as due thereon. If the Seller determines that any Taxes shown as due on the Final Return are not attributable to the deemed sale of assets occurring as a result of the Section 338(h)(10) Election, the Seller shall, at the time it provides the Final Return to the Purchaser for its review, submit to the Purchaser a report setting forth its computation of such amounts. For purposes of this computation and for purposes of determining the Seller's responsibility for Taxes under the first sentence of this Section 6.7(d), any carryforwards of net operating losses, net capital losses or other tax benefits that are available to Golden American for its taxable year that includes the Closing Date shall be used first to offset any income or gains for the period beginning on January 1, 1996 and ending at the close of business on the Closing Date (excluding any income or gains attributable to the deemed sale of assets occurring as a result of the
Section 338(h)(10) Elections); and then to offset any income or gains attributable to the deemed sale of assets occurring as a result of the
Section 338(h)(10) Elections. If there are any adjustments to the income, gains, deductions, losses or other tax items of Golden American for any period beginning after September 30, 1992 and ending on the Closing Date (or the period up to and including, without limitation, the Closing Date for any such tax period, beginning before and ending after the Closing Date), or any adjustment of Golden American's net operating losses, net capital losses, or other tax benefit carryforwards as they are then applied, the computation provided for in this Section 6.7(d) shall be revised and any additional Taxes attributable to the deemed sale of assets occurring as a result of the
Section 338(h)(10) Elections resulting from such computations shall be paid promptly by the Seller to the Purchaser. Any dispute regarding the computation of any amount payable pursuant to this Section 6.7 shall be resolved in accordance with clause (c) of Section 6.3, as described above.
The Seller and the Purchaser agree that any amount paid by the Seller to the Purchaser or Golden American pursuant to this paragraph (d) shall be treated for all Tax and accounting purposes as an adjustment to the Purchase Price.

          6.8 Transfer Taxes. The Seller shall be responsible for and neither the Purchaser nor the Company shall bear any transfer taxes applicable to the conveyance, transfer and assignment of the Shares or for filing any forms or making any returns or complying with any procedures in connection therewith.

          7.     Employee Matters.

          7.1 Termination of Plan Participation. The Seller and the Purchaser shall cause the active participation of the employees of the Company or any of the Subsidiaries in each Plan that is sponsored by an ERISA Affiliate (the "Parent Plans") to cease effective as of the Closing Date, and the Purchaser shall, and shall cause each of the Company and the Subsidiaries to, withdraw as a sponsor and/or participating employer in each such Parent Plan and otherwise take all actions necessary or appropriate to effectuate such cessation of participation.

          7.2 Participation in Plans of the Purchaser. Effective as of the Closing Date, the Purchaser shall, and shall cause the Company and the Subsidiaries to, take all actions necessary or appropriate to cause each of the employees of the Company or any of the Subsidiaries to be eligible to participate and to become active participants in employee benefit and compensation plans, programs and arrangements established or maintained by the Purchaser (the "Purchaser Plans") which provide or make available employee compensation and benefits to such employees that are comparable in the aggregate to the employee compensation and benefits provided or made available to employees of the Purchaser and its affiliates at its home office in Des Moines, Iowa. In connection therewith, the Purchaser shall cause each such Purchaser Plan (a) that is a welfare benefit plan to (x) recognize all out-of-pocket expenses of each employee of the Company or any of the Subsidiaries recognized from and after January 1, 1996 and prior to the Closing Date under the Parent Plan that is a welfare benefit plan for purposes of determining each such employee's deductible and copayment expenses for calendar year 1996 under the comparable Purchaser Plans and (y) waive any provision that would exclude coverage of a pre-existing condition of any such employee or any of his dependents or beneficiaries to the extent that, as of the Closing, any such condition of any such Person would not have been excluded under the pre-existing condition exclusions of the comparable Parent Plan and (b) to recognize the service of each employee of the Company or any of the Subsidiaries with the Company or any of the Subsidiaries completed prior to the Closing Date for all purposes under each such Purchaser Plan (other than for purposes of accrual of benefits under any Purchaser Plan that is a defined benefit plan) to the same extent such service was recognized as of the Closing Date under the comparable Parent Plan.

          The Seller shall pay and be responsible for all "stay on bonuses" and all severance benefits payable under existing arrangements to executive officers of the Company following a change of control which are payable to the employees by reason of any change of control resulting from the sale of the Shares to the Purchaser.

          7.3 Qualified Defined Benefit Plans. Effective as of the Closing, the Seller shall cause the accrued benefits of the employees of the Company and the Subsidiaries under the Pension Plan of Bankers Trust New York Corporation and Affiliates to become fully vested.

          7.4 Qualified Defined Contribution Plans. Effective as of the Closing, the Seller shall cause the account balances of the employees of the Company and the Subsidiaries under The Partner Share Plan of Bankers Trust New York Corporation and Affiliates to become fully vested.

          7.5 No Employment Rights. Nothing in this Agreement shall confer upon any employee right to, or guarantee of, continued employment.

          7.6 Liabilities Under Parent Plans. Except for contributions and other amounts payable by the Company or the Subsidiaries with respect to the participation in a Parent Plan during any period ending prior to the Closing, subject to the provisions of this Article 7, the Seller shall, from and after the Closing Date, remain solely responsible for (i) providing the benefits accrued by the employees and former employees of the Company or the Subsidiaries under the Parent Plans to such employees and (ii) continuation of medical coverage as required by Section 4980B of the Code to former employees of the Company and its Subsidiaries who have experienced a "qualifying event" (within the meaning of section 4980B of the Code) prior to the Closing Date in accordance with the terms of the Parent Plans, as the same may be amended from time to time.

          7.7 Severance Costs. From and after the Closing, the Purchaser, the Company and the Subsidiaries shall, jointly and severally, assume and become solely responsible for any and all liabilities, obligations and commitments arising in connection with or as a result of any claims of any employee or former employee of the Company or any of the Subsidiaries for severance or termination compensation or benefits which are or are alleged to be payable due to the actual or constructive termination of any such employee's or former employee's termination of employment with the Company or any Subsidiary, including without limitation, all such liabilities, obligations and commitments relating to claims alleging any constructive termination arising in connection with or as a result of the consummation of the transactions contemplated by this Agreement, other than any such liabilities, obligations and commitments to Mr. Harry Hirsch.

          8.     Indemnification.

          8.1 Survival of Representations and Warranties. Except to the extent set forth below, all representations and warranties shall survive the Closing Date, provided that any claim for indemnification under this Section 8 with respect to the representations and warranties contained in Section 2 (except those contained in Section 2.10 which shall survive until the 30th day following the expiration of the applicable statutes of limitations (taking into account any waiver or extension thereof) with respect to the relevant Tax liabilities) and 3 of this Agreement must be brought prior to the last day of the eighteenth month following the month in which the Closing Date occurs in accordance with Section 8.2.3.

          8.2    Indemnification.

          8.2.1 By the Seller. From and after the Closing, the Seller agrees to indemnify the Purchaser and hold the Purchaser harmless from and against any loss, liability or damage, including reasonable attorneys' fees and other costs and expenses (collectively, "Damages"), incurred or sustained by the Purchaser, the Company or the Subsidiaries as a result of the nonfulfillment of any agreement or, subject to Section 8.1, the breach of any representation or warranty on the part of the Seller under this Agreement (it being understood that solely for purposes of this Section 8, including, without limitation, the calculation of Damages pursuant to this Section 8.2.1, and notwithstanding anything to the contrary in this Agreement, such representation and warranty shall be read as if it were not qualified by any materiality standard, including, without limitation, qualifications indicating accuracy "in all material respects" or accuracy "except to the extent the inaccuracy would not reasonably be expected to have a material adverse effect" or words to similar effect), provided that there shall not be any duplicative payments or indemnities by the Seller.

          The Purchaser's rights to indemnification under this Section 8 shall be limited as follows:

          (a) The amount of any Damages incurred by the Purchaser shall be reduced by the net amount the Purchaser, the Company or any of the Subsidiaries recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Damages, and the Purchaser shall use reasonable efforts to effect any such recovery.

          (b) The Purchaser shall not be entitled to indemnification unless the aggregate amount of such Damages (reduced as provided in paragraph
     (a) and (b) above) exceeds $1,400,000, and then only to the extent of the sum of $600,000 and such excess.

          (c) The aggregate amount of Damages payable to the Purchaser under this Section 8.2.1 shall not exceed 50% of the Purchase Price.

          8.2.2 By the Purchaser. From and after the Closing, the Purchaser agrees to, and agrees to cause the Company and the Subsidiaries to, indemnify the Seller and hold the Seller harmless from and against any Damages incurred or sustained by the Seller as a result of the nonfulfillment of any agreement or, subject to Section 8.1, the breach of any representation or warranty on the part of the Purchaser under this Agreement, provided that there shall not be any duplicative payments or indemnities by the Purchaser.

          The Seller's rights to indemnification under this Section 8 shall be limited by the amount of any Damages incurred by the Seller shall be reduced by the net amount the Seller recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such loss, liability or damage, and the Seller shall use reason able efforts to effect any such recovery.

          8.2.3 Indemnification Procedures. A party entitled to indemnification hereunder shall herein be referred to as an "Indemnitee." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "Indemnitor." Promptly after an Indemnitee either (a) receiving notice of any claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder or (b) sustaining any Damages not involving a third-party claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under Section 8, notify such Indemnitor in writing in reasonable detail of such claim, action or Damages, as the case may be. Upon receipt of such notice, the Indemnitor shall be entitled to participate in such claim or action, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and to settle or compromise such claim or action, provided that if the Indemnitee has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under
Section 8 for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnitee shall have the right to employ counsel to represent it if either (x) such claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have a material adverse effect on such Indemnitee or (y) the Indemnitee may have available to it one or more defenses or counterclaims which are inconsistent with one or more of those claims alleged by the Indemnitor, and in any such event the fees and expenses of such separate counsel shall be paid by the Indemnitor. If the Indemnitor does not elect to assume the defense of such claim or action, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect thereto, and shall not settle or compromise any such claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action.

          8.2.4 Exchange Agreement. The Seller shall have no responsibility for breaches by Mutual Benefit or MBL Variable, Inc. or their respective successors of their representations, warranties, covenants or agreements to or with the Company or either Subsidiary contained in the Exchange Agreement.

          9.     General Provisions.

          9.1 Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties hereto. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing Date by the party entitled to the benefits thereof.

          9.2 Entire Agreement. This Agreement, including the Schedules hereto (which are hereby incorporated by reference and made a part hereof) is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof (including, without limitation, the Confidential Information Memorandum, dated February 1, 1996, prepared by BT Securities Corp., with respect to the Company and any supplements thereto). All references in this Agreement to Schedules are references to the Schedules attached to the letter delivered by the Seller to the Purchaser on the date hereof.

          9.3 Exclusivity of Representations and Warranties and Indemnification Provision; Relationship Between the Parties. It is the explicit intent and understanding of each of the parties hereto that neither party nor any of its affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Sections 2 and 3 and neither party is relying on any statement, representation or warranty, oral or written, express or implied, made by the other party or such other party's affiliates, representatives or agents, except for the representations and warranties set forth in such sections. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OF THE BUSINESS AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT THE PURCHASER TAKES THE ASSETS OF THE BUSINESS "AS IS" AND "WHERE IS". The indemnity provided for in Section 8 shall be the sole and exclusive remedy of each party after the Closing for any inaccuracy of any representation or warranty of the other party or any failure or breach of any covenant, obligation, condition or agreement to be performed or fulfilled by the other party. In furtherance of the foregoing, and except as explicitly provided for in this Agreement, the parties hereto hereby waive to the fullest extent permitted under applicable law any and all rights, claims, and causes of action either of them may have against the other party hereto relating to such breach. The parties agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. The Purchaser acknowledges that it is a sophisticated investor, that it has undertaken a full investigation of the Company and the Subsidiaries and that it has only a contractual relationship with the Seller, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between the Purchaser and the Seller.

          9.4    Termination.  This Agreement may be terminated:

          (a) at any time prior to the Closing Date (i) by mutual consent of the Purchaser and the Seller, (ii) by the Seller upon notice to the Purchaser if any of the conditions set forth in Sections 4.1 and 4.3 shall have become incapable of fulfillment and shall not have been waived in writing by the Seller or (iii) by the Purchaser upon notice to the Seller if any of the conditions set forth in Section 4.1 and 4.2 shall have become incapable of fulfillment and shall not have been waived in writing by the Purchaser;

          (b) by the Purchaser or the Seller, if the Closing shall not have taken place on or before December 31, 1996 or such later date as the parties may have agreed to in writing, provided that the failure of the Closing to occur shall not be due to such party's failure to perform or comply with any of the covenants or conditions hereof to be performed or complied with by such party prior to or at the Closing or such later date as the parties may have agreed to in writing and provided further that the Purchaser may elect to extend such termination date until June 30, 1997, if at December 31, 1996 the Closing has failed to occur solely by reason of the failure of the Insurance Commissioner of the State of Delaware to have acted upon the Purchaser's application to obtain the approval referred to in Section 3.2(b)(ii), it being understood that if the Purchaser has failed to pursue such approval diligently and in good faith, or if such Commissioner has affirmatively acted to deny the Purchaser's application, the Purchaser shall not be entitled to elect such an extension hereunder; or

          (c) if the parties have elected to execute this Agreement prior to the delivery of any of the audited financial statements described in
     Section 2.6 hereof, by the Purchaser, within a period of five (5) business days after being provided such audited financial statements, if such audited statements contain differences from the drafts of such financial statements provided to the Purchaser as of the date hereof which are attached hereto as Exhibit 2 which would reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole. The Seller represents and warrants that to its knowledge there is no reason for such audited statements to contain such differences. If this Agreement is not so terminated, Seller shall be deemed to have complied with the financial statement delivery requirements of Section 2.6.

          In the event of such termination, no party shall have any further liability hereunder, except (i) with respect to any willful breach of this Agreement prior to such termination and (ii) this Section 9.4 and Sections
5.10 and 9.5 shall survive such termination and shall remain in full force and effect.

          9.5 Expenses. Except as expressly provided herein, whether or not the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement and the transactions contemplated hereby. It is further agreed that the Purchase shall bear all expenses related to obtaining the approvals set forth in Section 2.5(b)(iv), which are reasonably and necessarily incurred and approved in advance by the Purchaser.

          9.6 Further Actions. Each party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated hereby.

          9.7 Post-Closing Access. In connection with any matter relating to any period prior to, or any period ending on, the Closing, the Purchaser shall, upon the request and at the expense of the Seller, permit the Seller and its representatives full access at all reasonable times to the books and records of the Company and the Subsidiaries which shall have been transferred to the Purchaser, and the Purchaser shall execute (and shall cause the Company and the Subsidiaries to execute) such documents as the Seller may reasonably request to enable the Seller to file any regulatory reports or financial statements or prepare Tax Returns relating to the Company or any of the Subsidiaries. The Purchaser shall not dispose of such books and records during the seven-year period beginning with the Closing Date without the Seller's consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, the Purchaser may dispose of such books and records at any time upon giving 60 days' prior written notice to the Seller, unless the Seller agrees to take possession of such books and records within 60 days at no expense to the Purchaser.

          9.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered and shall be delivered as follows:

          if to the Seller:

               Whitewood Properties, Inc.
               One Bankers Trust Plaza
               130 Liberty Street
               New York, NY  10006
               Fax Number: (212)250-1530
               Attention:  John R. Zacamy

          with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Fax Number:  (212) 909-6836
               Attention:  Thomas M. Kelly

          if to the Purchaser:

               Equitable of Iowa Companies
               604 Locust Street
               P.O. Box 1635
               Des Moines, Iowa  50306-1635
               Fax Number:  (515) 245-6973
               Attention :  Fred S. Hubbell

          with a copy to:

               Nyemaster, Goode, McLaughlin, Voigts, West,
               Hansell & O'Brien, P.C.
               1900 Hub Tower
               Des Moines, Iowa  50309
               Fax Number:  (515) 283-8022
               Attention:  G.R. Neumann

or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

          9.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by either party hereto without the prior written consent of the other party and any purported assignment or other transfer without such consent shall be void and unenforceable, provided that the Purchaser may assign this Agreement to an Affiliate without the consent of the Seller so long as the Purchaser remains liable and responsible for the performance of all agreements its is obligated to perform under this Agreement and the Purchaser enters into a guaranty of such performance in form reasonably satisfactory to the Seller.

          9.10 No Third Party Beneficiaries. Except as otherwise provided herein, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

          9.11 Counterparts. This Agreement may be executed in counterparts, both of which shall constitute one and the same instrument.

          9.12 Interpretation. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. Any references to Seller's knowledge or the knowledge of the Seller shall mean the actual knowledge of Terry L. Kendall, Barnett Chernow, Mitchell Katcher, Myles Tashman, and Richard Marin. The Seller hereby acknowledges that such named persons have made inquiry, regarding the representations set forth in Section 2.10, of current employees of the Company and the Subsidiaries responsible for Tax matters and, regarding the representations set forth in Section 2.14, of current employees of the Company and the Subsidiaries responsible for intellectual property matters. The Purchaser hereby acknowledges its understanding that none of the named persons, and no other employee or agent of the Seller, the Company, the Subsidiaries or their Affiliates, has made any inquiry of Mutual Benefit or any other prior owner of the Company or the Subsidiaries, or undertaken any other special factual investigation beyond the records of the Company or the Subsidiaries, with respect to Tax or other matters.

          9.13 Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York.

          9.14 Consent to Jurisdiction, etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          9.15 Waiver of Punitive and Other Damages and Jury Trial. (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, OR SIMILAR DAMAGES (EXCEPT THOSE ASSESSED IN UNDERLYING CLAIMS FOR INDEMNITY UNDER SECTION 8) IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                         WHITEWOOD PROPERTIES CORP.


                         By /s/ Richard A. Marin
                            -----------------------------
                            Name:  Richard A. Marin
                            Title:  Chairman of the Board




                         EQUITABLE OF IOWA COMPANIES


                         By /s/ Fred S. Hubbell
                            ------------------------------
                            Name:  Fred S. Hubbell
                            Title:  President and CEO